UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Dear Fellow MGM Resorts International Stockholders:

In 2014, MGM Resorts International’s U.S. wholly owned operations achieved its best Adjusted Property EBITDA in six years. CityCenter resort operations and MGM China each achieved record Adjusted EBITDA in 2014. We continue to execute on our strategic plan to be the leader in entertainment and hospitality, through a diverse collection of extraordinary people, distinctive brands, and best in class destinations.*

We reduced leverage and raised significant capital in 2014. MGM China paid a total of $763 million in dividends in 2014. MGM Resorts International received its share, or 51%, of the dividends distributed by MGM China.

We have gained momentum in our development projects in Las Vegas and beyond. In Las Vegas, we continue to reinvest in our market leading properties while introducing new concepts that will help transform and revitalize the face of the Las Vegas Strip. We broke ground and raised $200 million in private funding for the approximately 20,000-seat arena for sports and entertainment events. The arena is being developed with AEG and is expected to open in the first half of 2016. A new outdoor plaza between New York-New York and Monte Carlo is also under development, allowing connectivity between these properties and providing new indoor/outdoor experiences for our guests. Mandalay Bay is in the process of adding 350,000 square feet of additional convention and meetings space as we continue to see great opportunity in that segment. Mandalay Bay will also receive a full room refresh starting the summer of 2015. We broke ground on MGM National Harbor, which is underway with estimated completion in the second half of 2016. We were issued a license in Massachusetts and are scheduled to break ground in March 2015, targeting a second half of 2017 opening. In Macau, construction of our second resort and casino continues to progress towards a fall of 2016 opening.

Thank you for your continued support of MGM Resorts International. We look forward to continuing our journey with you in 2015 and beyond.

Regards,

James J. Murren
Chairman of the Board and
Chief Executive Officer

[—], 2015

*	See “Reconciliations and Non-GAAP Financial Measures” for an explanation of the computation of Adjusted EBITDA and Adjusted Property EBITDA.

Statements in this letter that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the Company’s development projects, including anticipated opening dates, and other future investments. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON [—], 2015

Dear Fellow Stockholders:

The Annual Meeting of Stockholders of MGM Resorts International, a Delaware corporation, will be held [—], located at [—], on [—], 2015, at [—] Pacific Time. For those of you who cannot attend, we will offer a replay of the Annual Meeting on our website at mgmresorts.investorroom.com under “Investor Information”—“Presentations.”

At the Annual Meeting, we will ask you to vote on the following proposals:

1.	to elect a Board of Directors;

2.	to ratify the selection of the independent registered public accounting firm for the year ending December 31, 2015; and

3.	to approve, on an advisory basis, the compensation of our named executive officers.

In addition, we will consider the transaction of any other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on [—], 2015 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder during ordinary business hours at our executive offices, located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of 10 days prior to the date of the Annual Meeting. Stockholders are requested to arrive at the Annual Meeting on time and, with respect to stockholders whose shares are held in “street name” by a broker, provide recent evidence of stock ownership as of the record date. There will be no admittance once the Annual Meeting has begun.

Please note that Land & Buildings Capital Growth Fund, L.P. (together with its affiliates and related parties, “Land & Buildings”) has notified the Company of its intent to nominate four nominees for election to the Board of Directors at the Annual Meeting, in opposition to the nominees recommended by our Board. You may receive solicitation materials from Land & Buildings, including a proxy statement and proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.

THE BOARD OF DIRECTORS DOES NOT ENDORSE ANY LAND & BUILDINGS NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY LAND & BUILDINGS. IF YOU PREVIOUSLY SUBMITTED A PROXY CARD SENT TO YOU BY LAND & BUILDINGS, YOU CAN REVOKE THAT PROXY AND VOTE FOR OUR BOARD OF DIRECTORS’ NOMINEES AND ON THE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING BY USING THE ENCLOSED WHITE PROXY CARD. ONLY THE LATEST VALIDLY EXECUTED PROXY THAT YOU SUBMIT WILL BE COUNTED.

Your vote is important. Please be sure to vote your shares in favor of the Board of Directors’ recommendations in time for our [—], 2015 meeting date.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

By Order of the Board of Directors,

James J. Murren
Chairman of the Board and
Chief Executive Officer

[—], 2015

PLEASE DATE, SIGN AND MAIL THE ENCLOSED WHITE PROXY CARD OR

SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE.

Use of the enclosed envelope requires no postage for mailing in the United States.

PROXY STATEMENT—[—], 2015

2015 ANNUAL MEETING OF STOCKHOLDERS

The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of MGM Resorts International (the “Board”) in connection with the Annual Meeting of Stockholders of MGM Resorts International (the “Annual Meeting”) to be held at the following date, time and place, and at any postponements or adjournments thereof:

[—], 2015

[—] Pacific Time

[—]

MGM Resorts International, together with its subsidiaries, is referred to herein as the “Company,” “we” or “us,” unless the context indicates otherwise. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. On or about [—], 2015, we will mail and/or make available this Proxy Statement and the enclosed proxy to each stockholder entitled to vote at the Annual Meeting. Stockholders are requested to arrive at the Annual Meeting on time, as there will be no admittance once the Annual Meeting has begun. Our Annual Report to Stockholders for the year ended December 31, 2014 accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [—], 2015. The Proxy Statement, WHITE Proxy Card and Annual Report are available for review online at www.proxy-direct.com/MGM-26600.

Voting Rights and Outstanding Shares

Only record holders of our common stock, $.01 par value per share (“Common Stock”), as of [—], 2015 will be entitled to vote at the Annual Meeting. Our authorized capital stock currently consists of 1,000,000,000 shares of Common Stock. At the close of business on [—], 2015, there were [—] shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on that date on all matters that may properly come before the Annual Meeting.

You may vote by attending the Annual Meeting in person, by completing and returning a proxy by mail or by using the Internet or telephone. You may submit your proxy by mail by marking your vote on the enclosed WHITE proxy card , then following the instructions on the card. To submit your proxy using the Internet or by telephone, see the instructions on the WHITE proxy card and have the WHITE proxy card available when you access the Internet website or place your telephone call. You may vote by Internet or telephone until 8:59 p.m., Pacific Time, on [—], 2015. If you are a stockholder of record and wish to vote in person at the Annual Meeting, you may do so. If you are the beneficial owner of shares held in “street name” by a broker and wish to vote in person at the Annual Meeting, you must obtain a proxy from the bank, brokerage or other institution holding your shares and bring such proxy with you to hand in with your ballot.

All shares of Common Stock represented by properly submitted proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have previously been revoked. If you are a stockholder of record and submit a WHITE proxy card with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:

•	FOR the election of each of the nominees to the Board listed in this proxy statement and on the WHITE proxy card (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2); and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3).

By returning a signed WHITE proxy card by mail or by duly submitting a proxy by Internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named on the WHITE proxy card as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority vote of the stockholders present in person or represented by proxy.

Quorum and Votes Required

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Generally, in an uncontested election, and in accordance with the rules of the New York Stock Exchange (the “NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. However, when a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions, and such organization lacks the discretionary voting power to vote those shares with respect to a particular “non-routine” proposal, a “broker non-vote” occurs.

Given the contested nature of the election, the rules of the NYSE governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. There will therefore not be any broker non-votes with respect to any of the proposals to be voted on at the Annual Meeting.

Please instruct your broker how to vote your shares using the voting instruction form provided by your broker, by returning the completed WHITE proxy card or voting instruction form to your broker, or following the instructions provided by your broker for voting your shares over the Internet or telephonically.

The below table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

	Proposal	Vote Required	Broker Discretionary Voting Allowed
1.	Election of directors	Plurality of votes cast	No
2.	Ratification of Deloitte & Touche LLP	Majority of shares represented at meeting in person or by proxy and entitled to vote	No
3.	Approval of executive compensation on an advisory basis	Majority of shares represented at meeting in person or by proxy and entitled to vote	No

A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. There is no cumulative voting in the election of directors. With respect to Proposal 2 and Proposal 3, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, an abstention will have the same effect as a vote cast against each of these proposals.

THE BOARD DOES NOT ENDORSE ANY LAND & BUILDINGS NOMINEE AND UNANIMOUSLY RECOMMENDS THAT YOU DISREGARD ANY PROXY CARD OR SOLICITATION MATERIALS THAT MAY BE SENT TO YOU BY LAND & BUILDINGS. VOTING

TO WITHHOLD WITH RESPECT TO ANY LAND & BUILDINGS NOMINEE ON ITS PROXY CARD IS NOT THE SAME AS VOTING FOR THE NOMINEES OF THE COMPANY’S BOARD, BECAUSE A VOTE TO WITHHOLD WITH RESPECT TO ANY LAND & BUILDINGS NOMINEE ON ITS PROXY CARD WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED INCLUDING ANY PROXY THAT YOU PREVIOUSLY SUBMITTED VOTING FOR THE BOARD’S NOMINEES.

Adjournment

In accordance with the Company’s Amended and Restated Bylaws, the Chairman of the Annual Meeting has the right and authority to convene and (for any or no reason) to recess and/or adjourn the Annual Meeting. For more detail regarding adjournment procedures and the conduct of the Company’s stockholder meetings generally, please see the Company’s Amended and Restated Bylaws.

How to Revoke or Change Your Vote

The Board strongly urges you not to sign or return any proxy card sent to you by Land & Buildings. Submitting a proxy card sent to you by Land & Buildings will revoke votes you have previously cast via our WHITE proxy card, Internet or telephonically.

If you have already submitted a proxy card that you received from Land & Buildings, you may revoke such proxy and vote for the Board’s nominees. You have every right to change your vote. Any proxy may be changed or revoked at any time prior to the Annual Meeting by submitting a new proxy with a later date, by a later telephone or Internet vote (subject to the telephone or Internet voting deadline), by voting in person at the Annual Meeting or by submitting a revocation in writing. Written revocations must be directed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; and they must be received by the Corporate Secretary no later than 5:00 p.m., Pacific Time, on [—], 2015.

How the Votes Will be Counted and Who Will Certify the Results

Prior to the Annual Meeting, the Company will appoint an independent Inspector of Elections to count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results. The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Costs of and Participants in Solicitation

Your proxy is being solicited by the Board on behalf of the Company and, as such, we will pay the costs of soliciting proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by mail, Internet (including by email, Twitter, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending WHITE proxy cards and other proxy materials to beneficial owners of our Common Stock. Annex A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, by reason of their position or because they may be soliciting proxies on our behalf.

We have retained the services of Georgeson Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies to vote in favor of the Board’s nominees and other matters set forth in the WHITE proxy card. This proxy solicitation firm estimates that approximately [—] of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. We expect that we will pay Georgeson Inc. its customary fees, estimated not to exceed approximately $[—] in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Our aggregate expenses, including those of Georgeson Inc., related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[—], of which approximately $[—] has been spent to date. We have agreed to indemnify Georgeson Inc. against certain liabilities relating to or arising out of their engagement.

Copies of Proxy Materials

On or about [—], we will mail the proxy materials consisting of this Proxy Statement, the WHITE proxy card and the Annual Report to each of our stockholders.

Stockholders of Record.     If your shares are registered in your own name, you will receive a full set of the proxy documents in the mail. As a stockholder of record, you have the right to vote in person or represented by proxy at the Annual Meeting. The Company has enclosed a WHITE proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the WHITE proxy card

Beneficial Stockholders.     If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions. As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received. Since we expect this to be a contested election, there will be no broker non-votes. Therefore, if you do not give instructions to the organization holding your shares, then that organization cannot vote your shares and the shares held by that organization will not be considered as present and will not be entitled to vote on any matter to be considered at the Annual Meeting.

BACKGROUND OF THE LAND & BUILDINGS SOLICITATION

On January 16, 2015, the Company’s Chairman and Chief Executive Officer, James J. Murren, and another member of Company management met with Jonathan Litt and Craig Melcher of Land & Buildings in response to an email request by Mr. Litt. At this meeting, Land & Buildings shared its views on the Company’s business strategy.

On February 10, 2015, the Company received a letter dated February 9, 2015 from outside counsel representing Land & Buildings requesting to obtain the Company nominee questionnaire, representation and agreement required pursuant to the Company’s amended and restated bylaws for a stockholder to nominate candidates for election to the Board at the 2015 annual meeting.

On February 13, 2015, outside counsel for the Company provided the nominee questionnaire, representation and agreement to Land & Buildings’ outside counsel.

On February 20, 2015, Mr. Murren and certain other members of management met with Messrs. Litt and Melcher, to again discuss Land & Buildings’ views on the Company’s business strategy.

On March 2, 2015, the Company received correspondence from Land & Buildings nominating four candidates—Matthew J. Hart, Richard Kincaid, Jonathan Litt and Marc A. Weisman—for election to the Board of Directors at the 2015 Annual Meeting.

On March 5, 2015, certain members of management met with Messrs. Litt and Melcher to further discuss Land & Buildings’ view regarding the Company’s business strategy.

On March 10, 2015, as part of the Company’s normal process for evaluating director nominee candidates, John M. McManus, the Company’s Executive Vice President, General Counsel and Secretary, distributed to the Land & Buildings nominees a background waiver request form and gaming application materials for certain jurisdictions in which the Company has operations that require mandatory licensing for all Company directors.

On March 11, 2015, in response to a request from Mr. Litt, Mr. Murren called Mr. Litt to further discuss Land & Buildings’ nominees, the materials that were distributed by Mr. McManus to the nominees on March 10th and Land & Buildings’ views on the Company’s business strategy.

On March 12, 2015, the Nominating/Corporate Governance Committee met and discussed the composition of the current Board as well as the background and experience of the Land & Buildings nominees in light of the Company’s criteria for nominations of directors to the Board.

On March 17, 2015, Land & Buildings issued a press release and investor presentation and hosted a conference call to discuss its views on the Company’s business strategy and its nominees for election to the Board.

On March 18, 2015, the Nominating/Corporate Governance Committee met and further discussed the composition of the current Board as well as the background and experience of the Land & Buildings nominees in light of the Company’s criteria for nominations of directors to the Board and unanimously determined to recommend to the Board that the Land & Buildings nominees not be included in the Company’s slate of nominees at the Annual Meeting.

On March 19, 2015, the Board met to discuss and consider the Land & Buildings nominees, their background and experience, the Company’s criteria for the nomination of directors to the Board and the unanimous recommendation of the Nominating/Corporate Governance Committee. After careful consideration, the Board unanimously determined not to include the Land & Buildings nominees in the Company’s slate of nominees. The Board, as it is currently constructed, is very effective, independent, and diverse and has a broad range of expertise (including real estate, finance and operations). The Board is also committed to refreshing itself with four of its sitting members having been added in the past five years.

The Board and management of the Company value input from stockholders regarding ideas to create sustainable value and have an ongoing dialog with many of them. The Board and management of the Company, with the assistance of external advisors, are carefully reviewing Land & Buildings’ proposals for the Company’s business. The Land & Buildings proposals include concepts that the Board and management have previously analyzed. The Company will continue to review opportunities in keeping with its commitment to identify long-term strategies to enhance shareholder value.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) setting forth the general principles governing the conduct of our business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as (i) Board composition and membership criteria, (ii) compensation, (iii) director orientation and continuing education, (iv) Board committees, (v) Board leadership, (vi) director access to officers, employees and independent advisors, (vii) management succession, (viii) annual performance evaluations of the Board and its committees and (ix) conflicts of interest and recusal. We believe that these guidelines are in compliance with the applicable listing standards adopted by the NYSE. The Corporate Governance Guidelines are posted and maintained on our website at www.mgmresorts.com/corporategovernance under the caption “Corporate Governance Guidelines.”

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics and Conflict of Interest Policy (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and chief accounting officer. The Code of Conduct also applies to all applicable contractors and other agents performing services for or conducting work on our behalf. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Code of Conduct is posted on our website at www.mgmresorts.com/codeofconduct under the caption “Code of Business Conduct and Ethics and Conflict of Interest Policy.” A summary of amendments and waivers to the Code of Conduct, if any, is also posted at the same website location under the general heading “Governance Documents.” The Code of Conduct is made available to all of our employees in various formats. It is specifically provided to new directors, officers and key employees and is distributed annually to all of our directors, officers and key employees, each of whom is required to acknowledge its receipt and his or her understanding thereof and agreement to adhere to the principles contained therein. Additionally, we will provide a copy of the Code of Conduct, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

Director Independence

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships with the Company. The Board has established guidelines to assist in determining director independence, which meet and in some respects exceed the independence requirements established by the NYSE’s listing standards. Using these guidelines, which are set forth in Section II of our Corporate Governance Guidelines, and considering information provided by each director and all facts and circumstances the Board deemed relevant, the Board has determined that Mr. Bible, Ms. Gay, Ms. Herman, Mr. Hernandez, Mr. Mandekic, Ms. McKinney-James, Mr. Spierkel and Mr. Taylor, who constitute a majority of the Board, are independent under the rules of the NYSE. Mr. Grounds, who was appointed to the Board pursuant to contractual right as discussed further below, is not independent.

All members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent directors as defined in the Corporate Governance Guidelines. For the purposes of determining whether a director who is a member of the Audit Committee is independent, the Board applies additional independence standards, including those of the SEC set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance rules of the NYSE applicable to audit committee composition. The Board also applies additional independence standards as set forth in the corporate governance rules of the NYSE for the purposes of determining if a director who is a member of the Compensation Committee is independent. The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are independent and satisfy the relevant Company, NYSE and SEC additional requirements for the members of such committees.

Director Stock Ownership Guidelines

We recognize the importance of aligning our Board’s interests with those of our shareholders. As a result, the Board has established stock ownership guidelines for all of our directors. Under these guidelines, each director is expected to accumulate, by December 31, 2017 (or, if later, by December 31 of the fifth year following the year becoming a director), Company stock having a fair market value equal to five times such director’s annual base cash retainer from time to time. For purposes of these guidelines, shares held in trust or retirement accounts and restricted stock units (“RSUs”)—but not stock appreciation rights (“SARs”) or performance share units (“PSUs”)—count toward the ownership guidelines. Each director is expected to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after April 2012 until the guidelines are satisfied. In 2012, we adopted a deferred compensation plan for non-employee directors pursuant to which directors may elect to accumulate RSUs earned as equity compensation on a tax-deferred basis, in which case the pre-tax number of shares count toward the ownership guidelines. All current directors are in compliance with these guidelines or on track to comply with these guidelines within the specified time period. The Board also adopted stock ownership guidelines for executive officers, which are described in “Compensation Discussion and Analysis—Executive Summary”.

Majority Voting in Uncontested Director Elections

In March 2015, we amended our Amended and Restated Bylaws to provide that each director nominee who receives a “majority of votes cast” (as defined in our bylaws) will be elected. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of votes cast, which is set forth in our Corporate Governance Guidelines. In a contested election—including the election of directors at our 2015 annual meeting of stockholders—directors are elected by a plurality of votes properly cast.

Information Regarding the Board and Board Committees

During 2014, the Board consisted of 12 directors until the size of the Board was increased to 13 directors on February 6, 2014, when Ms. Gay joined the Board. The size of the Board was decreased to 12 directors on May 21, 2014 in connection with the passing of former director Burton M. Cohen on May 6, 2014 and was further decreased to 11 upon the retirement of former director Willie D. Davis on June 5, 2014. In 2014, the Board met 10 times and had four Committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Corporate Social Responsibility Committee.

During 2014, each member of the Board attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by the committees on which he or she served. Directors are expected to attend each annual meeting of stockholders, and all members of the Board attended last year’s annual meeting.

The table below provides current membership and 2014 meeting information for the Board Committees.

Director	Committee Membership
	Audit	Compensation	Nominating/ Corporate Governance	Corporate Social Responsibility
Robert H. Baldwin
William A. Bible	X		C
Mary Chris Gay(1)	X	X
William W. Grounds
Alexis M. Herman			X	C
Roland Hernandez(LID)	C			X
Anthony Mandekic		X		X
Rose McKinney-James		X		X
James J. Murren
Gregory M. Spierkel	X	X
Daniel J. Taylor		C	X
Total Number of Meetings in 2014	8	13	5	5

C	Committee Chair

X	Committee Member

LID	Lead Independent Director

(1)	Joined the Board on February 6, 2014

Audit Committee

The Audit Committee’s responsibilities are described in a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporategovernance under the caption “Audit Committee Charter.”

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting system. Among its various activities, the Audit Committee reviews (1) the adequacy of our internal controls and financial reporting process and the reliability of our financial statements; (2) the independence and performance of our internal auditors and independent registered public accounting firm; and (3) our compliance with legal and regulatory requirements.

The Audit Committee also prepares the report that is required to be included in the Proxy Statement. In addition, the Audit Committee appoints the independent registered public accounting firm; reviews with such firm the plan, scope and results of the audit, and the fees for the services performed; and periodically reviews such firm’s performance and independence from management.

The Audit Committee meets regularly with our management, independent registered public accounting firm and internal auditors, and reports its findings to the Board. A member of the Audit Committee is designated to serve as liaison to our Compliance Committee; in 2014, Mr. Bible was the designee.

The Board has determined that all members of the Audit Committee qualify as “financially literate” and that all members qualify as “audit committee financial experts,” as defined in the NYSE’s listing standards and the SEC’s regulations.

Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporate governance under the caption “Compensation Committee Charter.”

The primary function of the Compensation Committee is to ensure that the compensation program for our executives (i) is effective in attracting and retaining key officers, (ii) links pay to business strategy and performance, and (iii) is administered in a fair and equitable fashion in the stockholders’ interests. Among other things, the Compensation Committee recommends the executive compensation policy to the Board, determines compensation of our executive officers, determines the performance criteria and bonuses to be granted pursuant to our Amended and Restated Annual Performance-Based Incentive Plan for Executive Officers and related Compensation Committee actions (the “Management Incentive Plan”) and administers and approves the granting of share-based awards under our Amended and Restated 2005 Omnibus Incentive Plan (the “Equity Plan”). The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, share-based awards, and other forms of compensation. See “Executive Compensation—Compensation Discussion and Analysis” below.

The Compensation Committee also prepares the annual Compensation Committee report appearing in our Proxy Statement. In addition, the Compensation Committee reviews and discusses with management the proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in our Proxy Statement.

The Compensation Committee has considered and evaluated risks associated with our compensation programs, including the implementation and management thereof. Additionally, the Compensation Committee has discussed risk management practices with the entire Board, as well as the Audit Committee and certain of our executive officers.

Compensation Committee Interlocks and Insider Participation

During 2014 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporategovernance under the caption “Nominating/Corporate Governance Committee Charter.”

The Nominating/Corporate Governance Committee’s responsibilities include the selection of director nominees to be recommended to the Board and the development and review of the Corporate Governance Guidelines. Among other things, the Nominating/Corporate Governance Committee also (i) develops and makes recommendations to the Board for specific criteria for selecting directors, (ii) reviews and makes recommendations to the Board with respect to membership on committees of the Board, other than the Nominating/Corporate Governance Committee, (iii) develops, reassesses and makes recommendations to the Board with respect to succession plans of the Chief Executive Officer and our other key executive officers, (iv) oversees the annual self-evaluations of the Board, and (v) oversees the orientation program for new directors and continuing education for directors.

In determining the criteria for Board membership, the Nominating/Corporate Governance Committee considers the appropriate range of skills, backgrounds and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including, among other things, the following experience and personal attributes: leadership abilities; financial acumen; general and special business experience and expertise; industry knowledge; government experience; other public company directorships; high ethical standards; independence; sound judgment; interpersonal skills; overall effectiveness; and ability to contribute to the diversity of backgrounds represented on the Board.

The Board has not adopted a mandatory retirement age or term limits for its Board members because it recognizes that each individual is different and arbitrary limitations may result in individuals who distinguish themselves in their board service being precluded from serving on the Board. However, the Board recognizes that economic, social and geo-political factors affecting our global business are continually changing and the skills of our Board members need to keep pace. Accordingly, in re-nominating incumbent members to the Board, the Nominating/Corporate Governance Committee takes into account the need to regularly refresh the composition of the Board to ensure the Board has the appropriate complement of expertise and recent experience to address the Company’s current and anticipated circumstances and needs.

The Nominating/Corporate Governance Committee may receive recommendations for Board candidates from various sources, including our stockholders. In addition, the Nominating/Corporate Governance Committee may engage an independent search firm to assist in identifying qualified candidates. The Nominating/Corporate Governance Committee will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from stockholders should be in writing and addressed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications, and must include the proposed candidate’s name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and in accordance with our Amended and Restated Bylaws, and must include the recommending stockholder’s name, address, number of shares of Common Stock beneficially owned, and the length of time such shares have been held. See “Notice Concerning Stockholder Proposals and Nominations” below.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporate governance under the caption “Corporate Social Responsibility Committee Charter.”

The Corporate Social Responsibility Committee assists the Board in guiding our comprehensive corporate social responsibility initiatives. These initiatives reflect strategic business imperatives and our core belief that we should be a responsible corporate citizen in our policies and business practices, including in the crucial areas of diversity and inclusion, philanthropy and community investment, and environmental sustainability. Fostering equal opportunity, support of the economically disadvantaged, volunteerism, community service and environmental preservation are essential components of our corporate responsibility creed.

The primary goals of our diversity and inclusion initiative include effective integration of diversity strategies into our major business functions and operations and promotion of an inclusive work environment and culture that are compatible with and respectful of the diversity of our employees, customers and business invitees, and that maximize employee engagement in accomplishment of our mission and business objectives. The primary goal of our philanthropy initiative is to provide support—through financial contributions, in-kind donations, volunteer service, participation in local civic organizations and community collaboration—to institutions, organizations and good works that enhance the sustainability of the host communities in which we principally operate. The primary goal of our environmental sustainability initiative—the “Green Advantage”—is to reduce the impacts of our business on our natural environment. The premise of our Green Advantage is that environmentally responsible actions by us benefit our planet now and for the future, and result in more efficient operations, lower costs, and enhanced value.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be filled by the same or different individuals, which gives the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The Board has no formal policy regarding whether to combine or separate the position of Chairman and Chief Executive Officer, but generally believes that such decisions should be made in the context of succession planning. Currently, our Chief Executive Officer, Mr. Murren, also serves as the Chairman of the Board. The Board believes that the Company and its stockholders are best served by having Mr. Murren act in both positions, as he is most familiar with our business and the challenges of the current business environment. Additionally, his experience and expertise make him best suited to set agendas (in consultation with the Lead Independent Director) for, and lead discussions of, strategic matters affecting us at this time. Further, our Corporate Governance Guidelines, policies and practices, combined with the strength of our independent directors and the role of the Lead Independent Director (discussed below), minimize any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman of the Board.

Mr. Hernandez is our Lead Independent Director. Among other things, the Lead Independent Director is responsible for convening, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer and Chairman of the Board regarding the agenda of Board meetings and, on behalf of and at the discretion of the Board, meeting with stockholders and speaking on behalf of the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management. The Board has established a process for stockholders and other interested parties to communicate with the Lead Independent Director, which is set forth in “Stockholder and Interested Parties Communications with Directors” below.

The non-management and independent directors meet in regularly scheduled executive sessions without management present and have the opportunity to convene in executive session at every meeting of the Board in their discretion. Executive sessions of the non-management directors are chaired by the Lead Independent Director, who is elected by and serves at the pleasure of the independent members of the Board. The Lead Independent Director is responsible for convening executive sessions and setting the agenda. Upon reasonable notice to the other directors, any non-management or independent director may convene an executive session. In addition to the foregoing executive sessions, the independent directors meet at least once every year in an independent director executive session without management or non-independent, non-management directors present and have the opportunity to convene in such an independent director executive session at any meeting of the Board in their discretion, or at any regularly scheduled independent director executive session, which independent director executive sessions may be convened by either the Lead Independent Director or, upon reasonable notice, any independent director. Executive sessions of the independent directors are chaired by the Lead Independent Director.

Director Emeritus Designation

The Board has adopted a policy in its Corporate Governance Guidelines for the designation of “Director Emeritus” in exceptional circumstances to recognize contributions of an unusually valuable nature to the Company by a former director. A Director Emeritus, although not typically invited to attend Board meetings, may be invited by the Chairman of the Board to attend certain Board meetings or functions. However, a Director Emeritus is not entitled to attend any Board meeting and may not vote on any business coming before the Board, nor is he or she counted as a member of the Board for the purpose of determining a quorum or for any other purpose. While the Board may determine to compensate a Director Emeritus for his or her advisory and consulting services and a Director Emeritus may be reimbursed for reasonable expenses incurred to attend Board functions to which he or she is invited, a Director Emeritus is not compensated for attendance at such meetings. A Director Emeritus is not a member of the Board or a “director” as that term is used in our Amended and Restated Bylaws, this Proxy Statement or otherwise.

In June 2011, the Board designated Kirk Kerkorian, the founder of the Company, a member of our Board from 1987 to 2011, and an investor in the Las Vegas hotel and casino industry for over 50 years, as Director Emeritus. In June 2012, the Board designated Melvin B. Wolzinger, a member of our Board from 2000 to 2012, a pioneer in the gaming and hospitality industry and a prominent community leader, as Director Emeritus and Goodwill Ambassador. In June 2014, the Board designated Willie D. Davis, a member of our Board from 1989 to 2014 and a renowned business leader who has served on numerous public company boards during his distinguished career, as Director Emeritus.

Director Continuing Education

We are committed to ensuring that our directors remain informed with respect to best practices in corporate governance and engage outside counsel to provide periodic training to our directors on this topic. Each Director is afforded the opportunity to meet with members of our senior management, visit our facilities and consult with independent advisors as necessary or appropriate. Directors are expected to undertake continuing education to properly perform their duties.

Risk Oversight

Our Board has overall responsibility for overseeing the management of the most significant risks facing the Company. As part of its decision-making processes and meetings, our Board engages in regular discussions regarding risk related to the enterprise and management, focusing particularly on the areas of financial risk, regulatory and compliance risk and operational and strategic risk. Our management’s assessment of material risks facing the Company is presented by our officers and our legal counsel to the Board at our regularly scheduled Board meetings for the Board’s discussion and consideration in its oversight of the Company. When necessary, our Board convenes for special meetings to discuss important decisions facing the Company. The Board considers short-term and long-term risks when providing direction to the Company in connection with these important decisions, and risk planning is a central part of the calculus in all of the Board’s decision making.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also share in such responsibility. As part of their delegated areas of responsibility, each of the Board committees reviews and discusses in more detail specific risk topics under its area of responsibility consistent with its charter and such other responsibilities as may be delegated to them by the Board from time to time. In particular, the Audit Committee focuses on significant risk exposures faced by the Company, including general business risk, financial risk, internal controls, regulatory and compliance matters, and material litigation and potential disputes, and assesses the steps and processes management has implemented to monitor, control and/or minimize such exposures. In addition, the Compensation Committee reviews at least annually our compensation policies and practices for executives, management employees and employees generally as they relate to our risk management practices, including the incentives established for risk-taking and the manner in which risks arising out of our compensation policies and practices are monitored and mitigated and any adjustments of compensation policies and practices that should be made to address changes in our risk profile.

The Nominating/Corporate Governance Committee has the responsibility to review our corporate governance practices, including Board composition and succession planning, and regularly assess our preparation to address risks related to these areas as well as the other areas under its responsibility.

Board Diversity

The Nominating/Corporate Governance Committee considers diversity when assessing the appropriateness of Board membership. Though diversity is not defined in the Corporate Governance Guidelines or in the Nominating/Corporate Governance Committee’s charter, each of which can be found under their respective captions at www.mgmresorts.com/corporate governance, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment to diversity is demonstrated by the current membership of our Board and the varied backgrounds and skill sets of our directors.

Stockholder Agreements

In August 2007, we entered into a Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World Investments LLC, a Nevada limited liability company (“Infinity World”) and an indirect wholly owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity.

The agreement provides that, as long as Infinity World and its affiliates (collectively, the “Infinity World group”) beneficially own at least 5% of our outstanding Common Stock, whenever we propose to sell shares of our Common Stock or other securities of the Company exercisable for or convertible into Common Stock (except for shares or other securities issued under an employee benefit plan), we will grant a preemptive right (which may be transferred to an affiliate of Infinity World) to acquire that number of shares needed to maintain the percentage ownership of the Infinity World group as calculated at the time we propose to sell shares. In addition, under the agreement, Infinity World has agreed that the Infinity World group will not acquire beneficial ownership of more than 20% of our outstanding shares, subject to certain exceptions.

The agreement also provides that as long as the Infinity World group owns at least 5% of our outstanding Common Stock and the joint venture agreement contemplated under the agreement has not been terminated, Infinity World will have the right, subject to applicable regulatory approvals, to designate one nominee for election to our Board. If the Infinity World group beneficially owns at least 12% of our outstanding Common Stock, then Infinity World will have the right to designate a number of nominees for election to our Board equal to the product (rounded down to the nearest whole number) of (1) the percentage of outstanding shares owned by the Infinity World group multiplied by (2) the total number of directors then authorized to serve on our Board. Based upon a Schedule 13D/A filed on January 31, 2013 with the SEC by the Infinity World group, it owned 26,048,738 shares of our Common Stock, or approximately 5.3% of the outstanding shares as of [—], 2015.

On February 8, 2013, after consideration by the Nominating/Corporate Governance Committee, the Board appointed William W. Grounds to the Board in connection with the nomination of Mr. Grounds by Infinity World pursuant to the Stock Purchase and Support Agreement. Infinity World has agreed to advance legal and other expenses incurred by Mr. Grounds in connection with civil litigation or other claims arising from his service on the Board to the extent that the Company does not advance such expenses. Mr. Grounds does not receive any compensation for serving as a director, although he receives reimbursement for reasonable expenses incurred in attending Board meetings.

In August 2007, Infinity World also entered into a Stockholder Support Agreement with Tracinda Corporation (“Tracinda”). Under this agreement, Tracinda has agreed to vote its shares of our Common Stock in favor of Infinity World’s nominee(s) to the Board, subject to applicable regulatory approvals.

Stockholder and Interested Parties Communications with Directors

The Board has established a process for stockholders and other interested parties to communicate with members of the Board, the non-management directors as a group and the Lead Independent Director. All such communications should be in writing and should be addressed to the Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board, the non-management directors or the Lead Independent Director, as applicable, a summary of all such correspondence and copies of all communications that the Corporate Secretary determines are appropriate and consistent with our operations and policies. Matters relevant to our other departments are directed to such departments with appropriate follow-up to ensure that appropriate inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chair of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes of ownership with the SEC. The reporting officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from such directors and officers, we believe that all required Section 16(a) reports were timely filed during the fiscal year ended December 31, 2014.

DIRECTOR COMPENSATION

2014 Director Compensation

Board members who are employees of the Company do not receive compensation for their service on the Board. Board members (i) who are nominated to the Board pursuant to a contractual right or agreement, (ii) who are an officer or employee of, or a person who performs responsibilities of a similar nature for, the nominating entity or person, as the case may be, or an affiliate thereof, and (iii) who are determined not to be independent because of conflicting interests between the Company and the nominating entity or person or its affiliates, receive no compensation for their service on the Board. Each director who is not an employee of the Company receives reimbursement of all reasonable expenses incurred in attending meetings of the Board and any committees on which he or she serves.

The following table sets forth information regarding independent director compensation for 2014. Mr. Grounds is a contractually appointed non-independent director and therefore does not receive compensation for serving on our Board.

Name	Fees Earned or Paid in Cash		Stock Awards(A)		All Other Compensation (B)		Total
William A. Bible	$132,500		$150,000	(E)	$3,200		$285,700
Burton M. Cohen(C)	55,000		—		—		55,000
Willie D. Davis(D)	55,000		—		56,789	(F)	111,789
Mary Chris Gay	110,000		220,000		24,477	(F)	354,477
Alexis M. Herman	122,500		150,000		28,462	(F)	300,962
Roland Hernandez	182,500		150,000		4,000		336,500
Anthony Mandekic	110,000		150,000	(E)	10,000		270,000
Rose McKinney-James	120,000		150,000	(E)	14,477	(F)	284,477
Gregory M. Spierkel	117,500		150,000	(E)	4,000		271,500
Daniel J. Taylor	122,500	(E)	150,000	(E)	12,196	(F)	284,696

(A)	The amount reflected in the column is the grant date fair value of 2014 awards, computed in accordance with FASB ASC 718. Each non-management director received a grant of 5,896 RSUs in June 2014, which vest upon the earlier of (i) June 5, 2015 or (ii) the date of our 2015 annual meeting of stockholders, which is scheduled for [—], 2015.

(B)	The Board has adopted a Facility Use Policy applicable to independent non-employee directors. The amounts in this column represent the value of M life Express Comps issued to the independent non-management directors under our Facility Use Policy. Mr. Davis will be entitled to use a certain amount of M life Express Comps for an additional three years beginning June 6, 2014, provided he continues to fulfill the conditions set forth in the Facility Use Policy. See “Independent Non-Management Director Use of Company Facilities”. In connection with his retirement from the Board and his appointment as Director Emeritus, Mr. Davis was granted M life Express Comps with a value of $50,000.

(C)	Mr. Cohen ceased to be a director on May 6, 2014.

(D)	Mr. Davis ceased to be a director on June 5, 2014.

(E)	All or a portion of these amounts was deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors.

(F)

This amount includes an amount attributable to the value of personal use of our aircraft, which was determined based on the aggregate incremental cost to us (the amounts attributable to the value of personal use of our aircraft were $6,789, $4,477, $18,462, $4,477 and $2,196 for Mr. Davis (which personal usage occurred after his appointment as Director Emeritus), Ms. Gay, Ms. Herman, Ms. James and Mr. Taylor, respectively). Aggregate incremental cost was calculated based on average variable operating cost per flight hour multiplied by flight hours attributable to each relevant director, less any amounts reimbursed by such director. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves, trip-related repair and maintenance costs, travel expenses for flight crew, landing costs, related catering and miscellaneous handling charges, divided by the aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, certain maintenance and inspections, depreciation, hangar rent, utilities, insurance and taxes are not included in aggregate incremental cost since these expenses are incurred by us irrespective of personal use of aircraft. If an aircraft flies without passengers before picking up or dropping off a passenger flying for personal reasons, then such “deadhead” segment is included in aggregate incremental costs.

Independent Director Compensation Structure

Independent directors receive the following, payable in equal quarterly installments: an annual retainer, an annual fee for service on a Board committee (with a limit of two committees) and, as applicable, an annual fee for service as a Board committee chair, an annual fee for service as Lead Independent Director, an annual fee for service as liaison to the Compliance Committee of the Company, and an annual fee for visiting MGM China in Macau to engage in meetings and dialogue with relevant members of MGM China’s senior management, accounting, and internal audit staff. Independent directors also receive an annual equity incentive award. For 2014, independent director cash compensation was structured as follows:

Annual Retainer	$70,000
Additional Annual Retainer for Lead Independent Director	$60,000
Additional Annual Retainer for Committee Service	$20,000 per committee, not to exceed $40,000 total per director
Additional Annual Retainer for Committee Chairs	$15,000
Additional Annual Retainer for Liaison to Compliance Committee	$10,000
Additional Annual Retainer for Visit to MGM China in Macau	$7,500
Per-Meeting Fees	None

Directors are reimbursed for expenses to attend Board and committee meetings. In 2014, Ms. McKinney-James received an annual retainer of $10,000 for serving on the board of directors of MGM Grand Detroit, LLC.

Each independent director received a grant of 5,896 RSUs in June 2014, as further described in “2014 Director Compensation” above. Currently, the target value of the annual equity award to independent directors on the grant date is $150,000. Ms. Gay joined the Board on February 6, 2014 and received an additional pro-rated equity award in connection with her service on the Board from February to June 2014.

Independent Non-Management Director Use of Company Facilities

We have a Policy Concerning Independent Non-Management Director Use of Company Facilities (the “Facility Use Policy”). To permit independent directors to experience our facilities and to better prepare themselves to provide guidance to us on matters related to product differentiation and resort operations, each year, following the election of the Board at the annual meeting of shareholders, each independent director is offered a certain amount of M life Express Comps to be utilized at our resort facilities. As each independent director may have different schedule constraints resulting in varying frequencies of visits to our facilities, independent directors may request to receive a lesser number of M life Express Comps to suit their anticipated annual visitation. In addition, as a token of appreciation for significant Board service, each independent director who has served on the Board for a minimum of three years will continue to be offered a certain amount of M life Express Comps for an additional three years after they have ceased to serve on the Board, provided (a) the independent director’s departure from the Board was on good terms as determined by the Nominating/Corporate Governance Committee in its discretion (for example, the independent director must not have been removed for cause and there must have been no disagreement in connection with the independent director’s departure from the Board that would be required to be reported by the Company on Form 8-K) and (b) the independent director does not after his or her departure from the Board take any action that adversely impacts the Company or breach any agreement with or duty to the Company, in each case as determined by the Nominating/Corporate Governance Committee in its discretion. To the extent required by applicable law or Internal Revenue Service regulations, the fair value of M life Express Comps awarded to each independent director and former independent director, as such value is established by us from time to time, will be reported as income to the director on Form 1099. Each independent director and former independent director is responsible for paying any applicable income taxes on these amounts based on his or her personal income tax return.

PRINCIPAL STOCKHOLDERS

The table below shows the number of shares of our common stock beneficially owned as of the close of business on March 19, 2015 by each of our directors and named executive officers, as well as the number of shares beneficially owned by all of our directors and executive officers as a group.

Name(1)	Common Shares		Deferred Stock Units(2)		Options/SARs/RSUs Exercisable or Vesting Within 60 Days	Total Shares Beneficially Owned(3)	Percent of Class
Robert H. Baldwin	61,844		—		1,021,875	1,083,719	*
William A. Bible	8,979		13,469		40,000	48,979	*
Daniel J. D’Arrigo	32,820		—		363,000	395,820	*
Mary Chris Gay	2,882		—		—	2,882	*
William W. Grounds	—		—		—	—	*
Alexis M. Herman	6,134		—		20,000	26,134	*
Roland Hernandez	25,448		—		75,000	100,448	*
William J. Hornbuckle, IV	20,535		—		239,375	259,910	*
Anthony Mandekic	2,000		22,448		75,000	77,000	*
Rose McKinney-James	980		22,448		20,000	20,980	*
James J. Murren	226,071	(4)	—		1,559,375	1,785,446	*
Corey I. Sanders	40,077		—		564,375	604,452	*
Gregory M. Spierkel	—		9,485		—	—	*
Daniel J. Taylor	—		40,000	(5)	75,000	75,000	*
All directors and executive officers as a group (17)	473,176		107,850		4,386,374	4,859,550	0.98%

*	Less than 1%

(1)	The address for the persons listed in this column is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2)	All previously deferred stock units held by Non-Employee Directors, including deferral RSUs vested or vesting within 60 days of the record date. Deferred stock units are payable either in a lump sum or installments, at the director’s election, with the lump sum or first installment payable within 90 days of the first day of the month following the director’s separation from the Board.

(3)	Deferred stock units are excluded from shares beneficially owned. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(4)	Includes 175,329 shares held by spousal limited access trusts.

(5)	Deferred stock units held in a grantor trust.

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of [—], 2015, the only persons known by us to be the beneficial owners of more than 5% of our common stock were as follows:

Name and Address	Shares Beneficially Owned(1)		Percent of Class
Tracinda Corporation 150 South Rodeo Drive, Suite 250 Beverly Hills, California 90212	91,173,744	(2)	18.6%
T. Rowe Price 100 E. Pratt Street Baltimore, Maryland 21202	64,123,305	(3)	13.1%
Capital World Investors 333 South Hope Street Los Angeles, California 90071	35,876,056	(4)	7.3%
The Growth Fund of America 333 South Hope Street Los Angeles, California 90071	33,194,600	(5)	6.8%
Infinity World Emirates Towers, Level 47 Sheikh Zayed Road Dubai, United Arab Emirates	26,048,738	(6)	5.3%

(1)	Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)	Based upon a Schedule 13D/A filed by Tracinda Corporation with the SEC on September 18, 2013.

(3)	Based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 13, 2015. Reflects sole voting power of 23,012,349 shares and sole dispositive power of 64,123,305 shares.

(4)	Based upon a Schedule 13G filed by Capital World Investors (“CWI”) with the SEC on February 13, 2015. Reflects sole voting power of 34,731,400 shares and sole dispositive power of 35,876,056 shares. Includes 1,144,656 shares issuable upon conversion of $21,264,000 principal amount of the Company’s 4.25% convertible senior notes due April 15, 2015. CWI disclaims beneficial ownership of the securities. Capital Research and Management Company (“CRMC”) manages equity assets through its three divisions (CWI, Capital Research Global Investors (“CRGI”), and Capital International Investors) and each division makes investment and proxy voting decisions for investment companies on a basis separate from the other divisions. CRMC has informed us that the shares reported as beneficially owned by CWI exclude 19,900,000 shares beneficially owned by CRGI. CRMC has also informed us that of the 35,876,056 shares, 19,032,600 shares are attributable to beneficial ownership by GFA (see Note 5).

(5)	Based upon a Schedule 13G filed by The Growth Fund of America (“GFA”) with the SEC on February 13, 2015. Reflects sole voting power of 33,194,600 shares and zero dispositive power. CRMC has informed us that GFA, a registered investment company, is advised by CWI and CRGI (see Note 4). Under certain circumstances, GFA may vote the shares. CRMC has also informed us that of the 19,900,000 shares beneficially owned by CRGI (see Note 4), 14,162,000 shares are attributable to beneficial ownership by GFA.

(6)	Based upon a Schedule 13D/A filed by Infinity World and its affiliates with the SEC on January 31, 2013.

TRANSACTIONS WITH RELATED PERSONS

With respect to related person transactions covered by Item 404(a) of Regulation S-K, Company management determines whether a transaction requires review by the Audit Committee, and transactions requiring review are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company, including consideration of the factors set forth in our written guidelines under our Code of Conduct for the reporting, review and approval of potential conflicts of interest: the size of the transaction or investment, the nature of the investment or transaction, the nature of the relationship between the third party and the Company, the nature of the relationship between the third party and the director or employee, the net worth of the employee or director, and any other factors the Committee deems appropriate. If the Company becomes aware of an existing transaction with a related person that has not been approved under the foregoing procedures, then the matter is referred to the Audit Committee. The Audit Committee then evaluates all options available, including ratification, revision or termination of such transaction.

For 2014, we have no related person transactions to report.

PROPOSALS REQUIRING YOUR VOTE

Proposal No. 1

Election of Directors

At the Annual Meeting, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified, or until his or her earlier resignation or removal. All of the Company’s nominees on the WHITE proxy card were elected as directors at the last annual meeting of stockholders. If any of the following nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons designated as proxies to select and cast their votes for the election of such other person or persons as the Board may designate.

THE BOARD RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD “FOR” ALL OF THE BOARD’S NOMINEES FOR ELECTION TO BE ELECTED AND TO SERVE AS DIRECTORS OF THE COMPANY UNTIL OUR 2016 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. IT IS INTENDED THAT THE WHITE PROXIES WILL BE VOTED FOR THE ELEVEN BOARD NOMINEES SET FORTH IN THIS PROPOSAL. THE BOARD UNANIMOUSLY RECOMMENDS USING THE ENCLOSED WHITE PROXY CARD TO VOTE “FOR” ALL OF THE BOARD’S ELEVEN NOMINEES FOR DIRECTOR.

Information Concerning the Board’s Nominees

The Board seeks nominees who have substantial professional accomplishments and who are leaders in the companies or institutions with which they are affiliated. Nominees should be persons who are capable of applying independent judgment and undertaking analytical inquiries and who exhibit high integrity, practical wisdom and mature judgment. The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, based on diverse experiences. The Nominating/Corporate Governance Committee, together with the Board, reviews on an annual basis the composition of the Board to determine whether the Board includes the right mix and balance of skill sets, financial acumen, general and special business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness and other desired qualities. Director candidates also must meet the approval of certain state regulatory authorities.

We identify and describe below the key experience, qualifications and skills, in addition to those discussed above, that the directors bring to the Board and that are important in light of our business.

•	Leadership experience. Directors with experience in significant leadership positions demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Thus, their service as top leaders at other organizations also benefits us.

•	Finance experience. An understanding of finance and financial reporting is important for our directors, as we measure our operating and strategic performance by reference to financial targets. As such, in addition to our directors who may qualify as audit committee financial experts, we expect all of our directors to be financially knowledgeable.

•	Industry experience. We seek to have directors with experience as executives, as directors or in other leadership positions in the resort and gaming industries in which we participate, particularly given the highly regulated nature of these industries.

•	Government experience. We seek directors with government experience, as our business is subject to extensive government regulation and we are directly affected by governmental actions. We therefore recognize the importance of working constructively with local, state, federal and international governments.

•	Public company directorship experience. We seek directors with experience as directors of other public companies, as we believe these individuals will have been exposed to the various types of financial, governance and operational matters that companies such as ours consider from time to time.

The following table sets forth, for each nominee, his or her name, age as of the date of the Annual Meeting, principal occupation for at least the past five years and certain other matters. The respective experiences, qualifications and skills the Board considered in determining whether to recommend each director nominated for election are also included in the column to the right.

Robert H. Baldwin (64) Director since 2000
Principal Occupation/Other Directorships	Director Qualifications

Chief Design and Construction Officer of the Company since August 2007. President of Project CC, LLC, the managing member of CityCenter Holdings, LLC, since March 2005, and President and Chief Executive Officer of Project CC, LLC since August 2007. Previously President and Chief Executive Officer of Mirage Resorts, Incorporated from June 2000 to August 2007. President and Chief Executive Officer of Bellagio, LLC or its predecessor from June 1996 to March 2005.

Leadership experience—former Chief Executive Officer of Bellagio, LLC and of Mirage Resorts, Incorporated, and current President and Chief Executive Officer of the CityCenter joint venture managing entity

Industry experience—has held Chief Executive Officer and various other leadership positions in entities involved in the gaming and resort industry for many years

William A. Bible (70) Director since 2010
Principal Occupation/Other Directorships	Director Qualifications

President of the Nevada Resort Association from 1999 to March 2010, prior to joining the Company’s Board. Director of the Las Vegas Monorail Company from 2007 to 2008. Chairman of the Nevada State Gaming Control Board from 1988 to 1998. Various positions as a state official overseeing financial matters from 1971 to 1988, including, after 1983, Director of Administration and Chief of the Budget Division (State Budget Director). Member, National Gambling Impact Study Commission from June 1997 to June 1999. Former management trustee of a number of trusts.

Finance experience—former state official overseeing financial matters

Industry experience—former President of a gaming and resort industry advocacy group

Government experience—chairman of Nevada gaming regulatory body for 10 years; various positions within the Nevada state government overseeing financial matters

Mary Chris Gay (47) Director since 2014
Principal Occupation/Other Directorships	Director Qualifications

Served as Senior Vice President, portfolio manager and equity analyst of Legg Mason Global Asset Management, an international asset management firm, from 1989 to 2013.

Leadership experience—former Senior Vice President of one of the largest international asset management firms

Finance experience—served as Senior Vice President of an asset management firm responsible for, among other things, assessing the performance of companies and evaluating their financial statements

William W. Grounds (59) Director since 2013
Principal Occupation/Other Directorships	Director Qualifications

Director, President and Chief Operating Officer of Infinity World Development Corp, a private investment entity which owns half of CityCenter, since November 2009, having joined Infinity World in April 2008. Member of CityCenter Board of Directors since December 2009. Before joining Infinity World, held various senior executive positions in the real estate investment and development industries, including General Manager at Unlisted Funds of Investa Property Group Ltd. from April 2002 to May 2007 and CEO of Property and Finance at MFS Ltd. from June 2007 to March 2008. Board member of Grand Avenue L.A. LLC, a mixed use real estate development joint venture with The Related Companies. Director and member of the Audit Committee, Compensation Committee and Nominating & Governance Committee of Remark Media Inc. since October 2013.

Leadership experience—President and Chief Operating Officer of Infinity World Development Corp.; senior level executive at multiple real estate and development companies

Industry experience—Officer of investment entity that owns half of CityCenter; senior level executive at multiple real estate and development companies responsible for, among other things, developing mixed use real estate projects

Public company directorship experience—director and board committee member of a global digital media company

Mr. Grounds was nominated to the Board pursuant to the Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World, as described in “Stockholder Agreements” above

Alexis M. Herman (67) Director since 2002
Principal Occupation/Other Directorships	Director Qualifications

Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, since 2001. Lead Director, Chair of the Governance and Nominating Committee, and member of the Audit Committee, Compensation Committee, and Executive Committee of Cummins Inc. Director and member of the Personnel Committee and Chair of the Corporate Governance Committee of Entergy Corp. Director and member of the Compensation Committee and Public Issues and Diversity Review Committee of The Coca-Cola Company. Serves as Chair of the Diversity & Inclusion Business Advisory Board of Sodexo, Inc. and as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board. United States Secretary of Labor from 1997 to 2001. Member of the Board of Trustees of the National Urban League, a civil rights organization.

Leadership experience—Chief Executive Officer of a consulting firm; former United States Secretary of Labor; member of the board of trustees of a civil rights organization

Finance experience—member of the audit committee of a public company that designs, manufactures, sells and services diesel engines and related technology around the world

Government experience—former United States Secretary of Labor

Public company directorship experience—director and member of various board committees of several public companies; member of advisory boards to public companies

Roland Hernandez (57) Director since 2002
Principal Occupation/Other Directorships	Director Qualifications

Director, officer or partner and owner of minority interests in privately held companies engaged in real estate, investment, media and security services for more than the past five years. Chairman of the Board of Directors of Belmond Ltd. (formerly Orient-Express Hotels Ltd.). Lead Director, Chair of the Nominating & Governance Committee, and member of the Audit Committee of Vail Resorts, Inc. Director of US Bancorp (USB) and member of the Audit Committee and the Community Reinvestment and Public Policy Committee. Director and member of the Nominating Committee of Sony Corporation from 2008 to June 2013. Director of The Ryland Group, Inc., a real estate/home construction company, from 2001 to April 2012. Director and member of the Finance Committee of Lehman Brothers Holdings Inc. from 2005 to March 2012. Director and Chairman of the Audit Committee of Wal-Mart Stores, Inc. from 1998 to June 2008. Formerly Chairman and Chief Executive Officer of Telemundo Group, Inc.

Leadership experience—former Chairman and Chief Executive Officer of a Spanish-language television broadcast network; chairman of a hotel and adventure travel company

Finance experience—audit committee member of a large bank and audit committee member of a mountain resort company; formerly chairman of the audit committee of an international retail company and former member of the audit committee and finance committee of a real estate/home construction company

Industry experience—director of a mountain resort company; chairman of a hotel and adventure travel company

Public company directorship experience—director and board committee member of several public companies in the recreation, finance and real estate industries

Anthony Mandekic (73) Director since 2006
Principal Occupation/Other Directorships	Director Qualifications

Chief Executive Officer and President of Tracinda, a privately held investment firm, since June 15, 2012. Secretary and Treasurer of Tracinda since 1976. Director of Delta Petroleum Corporation from May 2009 to February 2012.

Finance experience—over 30 years of experience as Treasurer of Tracinda

Public company directorship experience—former director and board committee of a public oil and gas company

Leadership experience—chief executive officer of Tracinda

Rose McKinney-James (63) Director since 2005
Principal Occupation/Other Directorships	Director Qualifications

Managing Principal of Energy Works Consulting LLC and McKinney James & Associates, providing consulting services regarding public affairs in the areas of energy, education, and environmental policy, in each case for more than the past five years. Director of Marketing and External Affairs of Nevada State Bank Public Finance since 2007. Member of the Audit Committee and chair of the CRA Committee of Toyota Financial Savings Bank. Former Director and Chair of the Board Governance and Nominating Committee and member of the Finance Committee of Employers Holdings, Inc. from 2005 to June 2013. Serves on the board of directors of MGM Grand Detroit, LLC. Chairman of the Board of Directors of Nevada Partners and a former director of The Energy Foundation. Formerly the President and Chief Executive Officer of the Corporation for Solar Technologies and Renewable Resources for five years. Former Commissioner with the Nevada Public Service Commission and former Director of the Nevada Department of Business and Industry.

Leadership experience—former President and CEO of a not-for-profit corporation focused on solar and renewable energy technologies; former leader of two Nevada state government agencies

Finance experience—finance committee member of a company that provides workers’ compensation insurance and services to small businesses; member of audit committee of Toyota Financial Savings Bank

Industry experience—former director of Mandalay Resort Group prior to its acquisition by the Company

Government experience—former leader of two Nevada state government agencies

Public company directorship experience—former director and board committee member of a company that provides workers’ compensation insurance and services to small businesses

James J. Murren (53) Director since 1998
Principal Occupation/Other Directorships	Director Qualifications

Chairman and Chief Executive Officer of the Company since December 2008. President from December 1999 to December 2012. Chief Operating Officer from August 2007 through December 2008. Prior to that, Chief Financial Officer from January 1998 to August 2007 and Treasurer from November 2001 to August 2007. Chairman of the American Gaming Association. Director of the Nevada Cancer Institute from 2002 to 2012. Director of Delta Petroleum Corporation from February 2008 to November 2011. Prior to joining the Company, worked in the financial industry for over 10 years, serving as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank.

Leadership experience—Chairman and Chief Executive Officer of the Company; has held key executive positions with the Company for over 10 years; co-founder, former director and board committee member of a non-profit organization providing cancer research and care

Finance experience—former Chief Financial Officer and Treasurer of the Company; served as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank

Industry experience—involved in the Las Vegas hotel and casino industry for over 10 years; director of a gaming and resort industry advocacy group

Public company directorship experience—former director and board committee member of a public oil and gas company

Gregory M. Spierkel (58) Director since 2013
Principal Occupation/Other Directorships	Director Qualifications

Served as Chief Executive Officer and Director of Ingram Micro Inc., a worldwide distributor of technology products, from 2005 to 2012. Previously served as President from March 2004 to April 2005. During his fourteen-year tenure with the company, held other senior positions, including Executive Vice President. Director, Chair of the Compensation Committee, and member of the Audit Committee of PACCAR Inc., a truck manufacturer and technology company. Director of Schneider Electric SE since October 2014 and member of the Audit Committee and Strategy Committee.

Leadership experience—former Chief Executive Officer of a public worldwide distributor of technology products

Public company directorship experience—former director of a public worldwide distributor of technology products, current director of a truck manufacturer and technology company, and current director of a global energy company

Daniel J. Taylor (58) Director since 2007
Principal Occupation/Other Directorships	Director Qualifications

Employed as an executive of Tracinda since 2007. Non-Executive Chairman of the Board of Directors of Light Efficient Design, a division of TADD LLC since July 2014, a manufacturer and distributor of LED lighting products, primarily for the retrofit market. President of Metro-Goldwyn-Mayer Inc. (“MGM Studios”) from April 2005 to January 2006 and Senior Executive Vice President and Chief Financial Officer of MGM Studios from June 1998 to April 2005. Vice President – Taxes at MGM/UA Communications Co., the predecessor company of MGM Studios, from 1985 to 1991. Tax Manager at Arthur Andersen & Co. from 1978 to 1985. Director of Inforte Corp. from October 2005 to 2007. Chairman of the Board of Directors of Delta Petroleum Corporation from May 2009 to August 2012 (and a director from February 2008 to August 2012), and a former member of the Audit Committee and Nominating and Corporate Governance Committee of such company.

Leadership experience—Chairman of the Board of a manufacturer and distributor of LED lighting products; former President of a motion picture, television, home video, and theatrical production and distribution company

Finance experience—former Chief Financial Officer of a motion picture, television, home video, and theatrical production and distribution company; former Vice President—Taxes of a motion picture, television, home video, and theatrical production and distribution company; former tax manager at a public accounting firm

Public company directorship experience—former director and board committee member of a public oil and gas company; former director of a management consulting company

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE

“FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE

In the absence of other instructions, properly signed and delivered WHITE proxy cards will be voted “FOR” the election of each of these nominees.

The Board does NOT endorse any Land & Buildings nominee and strongly urges you not to sign or return any proxy card that may be sent to you by Land & Buildings. A WITHHOLD vote with respect to any Land & Buildings nominee on its proxy card is NOT the same as a vote for any of our Board’s nominees, because a WITHHOLD vote with respect to any of Land & Buildings’ nominees on its proxy card will revoke any previous proxy that you submitted. If you have already voted using a proxy card sent to you by Land & Buildings, you have every right to change it. The Board urges you to revoke that proxy and to vote “FOR” the Board’s nominees by following the instructions on the enclosed WHITE proxy card to vote for the Board’s nominees and mailing the proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted.

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2015. For 2014, Deloitte & Touche LLP audited and rendered opinions on our financial statements and internal control over financial reporting.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth fees paid to our auditors, Deloitte & Touche LLP, in 2014 and 2013 for audit and non-audit services. All of the services described below were approved in accordance with our pre-approval policy, which is described in the next section.

	2014	2013
Audit fees	$5,022,000	$4,409,000
Audit-related fees(A)	105,000	116,000
Tax fees	497,000	180,000
All other fees	324,000	—

Total	$5,948,000	$4,705,000

(A)	Audit-related fees for 2014 and 2013 exclude $62,500 and $49,327, respectively, related to the audit of the Company’s 401(k) benefit plan, which are paid directly by the plan.

The category “Audit fees” includes fees for our annual audit and quarterly reviews of our consolidated financial statements and of certain subsidiaries, the attestation reports on our internal control over financial reporting and statutory audits required by gaming regulators, assistance with SEC filings, review of cash awards under our incentive compensation plan, due diligence in connection with acquisitions and internal control reviews not associated with the attestation reports on our internal control over financial reporting. The category “Audit-related fees” includes fees related to debt offerings. The category “Tax fees” includes tax consultation, tax planning fees and tax compliance services. The category “All other fees” consist of permitted services other than those that meet the criteria above.

Pre-Approval Policies and Procedures

Our Audit Committee has a policy related to pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. Pursuant to this policy, the Audit Committee must pre-approve all services provided by the independent registered public accounting firm. Pre-approvals for classes of services are granted at the start of each fiscal year and are applicable for such year. As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to address certain requests for pre-approval in between regularly scheduled meetings of the Audit Committee, and the Chairman must report his or her pre-approval decisions to the Audit Committee at its next regular meeting. The policy is designed to help ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP included the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

The Audit Committee also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche LLP the Company’s internal control over financial reporting; and (ii) reviewed and discussed with management and Deloitte & Touche LLP their respective assessment of the effectiveness of the Company’s internal control over financial reporting.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

ROLAND HERNANDEZ, Chair

WILLIAM A. BIBLE

MARY CHRIS GAY

GREGORY M. SPIERKEL

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Proposal No. 3

Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and narrative disclosure (also referred to as “say-on-pay”).

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on the next page, for a more detailed discussion of how our compensation programs reflect our overarching compensation philosophy and core principles. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. Accordingly, we will ask our stockholders to vote “FOR” adoption of the following resolution:

“RESOLVED, that the stockholders of MGM Resorts International approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and narrative disclosure.”

Although the advisory vote is not binding on the Compensation Committee or the Board, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program. Unless and until the Board determines otherwise, the next advisory vote to approve executive compensation will occur at the 2016 Annual Meeting of Stockholders.

The Board recommends a vote “FOR” adoption of this proposal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis reports on compensation policies applicable to our “Named Executive Officers”, which are generally defined pursuant to SEC rules as our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers at the end of the preceding fiscal year. In 2014, our Named Executive Officers were the following individuals, to whom we sometimes refer as our “NEOs”:

Name	Title
James J. Murren	Chairman of the Board and Chief Executive Officer
Daniel J. D’Arrigo	Executive Vice President, Chief Financial Officer and Treasurer
Robert H. Baldwin	Chief Design and Construction Officer
William J. Hornbuckle, IV	President
Corey I. Sanders	Chief Operating Officer

Executive Summary

2014 was highlighted by continued strong results from our operating properties and significant progress on future growth opportunities. Consolidated net revenue for 2014 was $10.1 billion, a 3% increase compared to 2013. Net revenue from wholly owned domestic resorts was $6.3 billion, a 5% increase compared to 2013. Adjusted Property EBITDA from wholly owned domestic resorts increased 5% to $1.5 billion for 2014. See “Reconciliations and Non-GAAP Financial Measures” for an explanation of the computation of Adjusted Property EBITDA and Adjusted EBITDA.

Consistent with its focus on linking pay with performance, the Compensation Committee set an Adjusted EBITDA target for the annual bonuses payable to the Company’s NEOs under the Company’s Management Incentive Plan that reflects material year-over-year growth. Target Adjusted EBITDA for 2014 was set at $2.23 billion, which was 5.4% higher than actual 2013 results. 2014 Adjusted EBITDA exceeded the target, and accordingly the NEOs earned either 101.4% or 102.0% of their target bonuses (as described in more detail below).

CEO and Other NEO Compensation

For 2014, as in 2013, any portion of the annual cash bonus earned by our NEOs that was in excess of 100% of their base pay was paid in the form of PSUs, the payment and value of which depend on future performance of the Company’s stock (the “Bonus PSU Policy”). Adoption of the Bonus PSU Policy increases the correlation between executive compensation and long-term Company performance since the ultimate value realized from bonus PSUs depends on the Company’s stock price at the end of a three-year performance period. The bonus PSUs are subject to forfeiture unless a minimum stock price target is met.

Mr. Murren and the other NEOs currently receive the majority of their compensation in the form of equity awards and an annual bonus payable only if performance goals established by the Compensation Committee are satisfied. The following charts illustrate for Mr. Murren and the other NEOs the components of 2014 target direct compensation, i.e., base salary, target bonus and the grant date value of long-term equity incentive awards. These charts illustrate the impact of the performance-based bonus structure, which provides that bonuses in excess of 100% of base pay are payable in bonus PSUs. As shown, approximately 79% of the CEO’s target direct compensation and 71.4% of the target direct compensation of the other NEOs is composed of compensation the value of which depends on the achievement of performance goals or the Company’s stock price. In addition, as illustrated by the chart below, the majority of the CEO’s compensation for 2014 (57.9%) was in the form of long-term incentives (“LTIs”).

Target Total Direct Compensation (CEO)

Target Total Direct Compensation (Other NEOs)

We believe that our shareholders support our compensation practices. Our 2014 proposal to approve, on an advisory basis, the compensation of our NEOs (i.e., the “say-on-pay” proposal) was approved by approximately 99% of the votes cast.

In February and April 2015, the Chairman of the Compensation Committee discussed the results of the 2014 say-on-pay vote and executive compensation matters generally with four of our institutional shareholders, which totaled approximately 43% of our shareholder base. Based on feedback from these meetings, and the results of the 2014 say-on-pay vote, we believe that our institutional shareholders are generally satisfied with our current executive compensation program and policies. We therefore did not make any changes to our compensation program and policies as a result of the say-on-pay vote.

Continuation of Existing Compensation Policies

As part of the Compensation Committee’s continuing review, the Committee currently intends to retain several existing policies that continue to represent best practices in the judgment of the Committee based on advice from its independent compensation consultant:

•	PSUs. For the 2014 annual equity incentive grant to executive officers, approximately 75% of the award value was delivered in the form of PSUs with payout contingent on achieving price targets. Grants to executive officers cliff vest in the target amount of the PSU awards at the end of three years only if our stock price appreciates 25% over the three-year period following the grant date. See “Elements of Compensation—Long-Term Equity Incentives” below for a further description of PSUs. The Compensation Committee currently intends that future awards will also deliver the majority of value in performance-based compensation, either through PSUs or other forms of performance-based equity.

•	Executive officer stock ownership guidelines. We recognize the importance of aligning our management’s interests with those of our shareholders. As a result, the Board, at the recommendation of the Compensation Committee, has established stock ownership guidelines for all of our executive officers, including our NEOs, effective April 18, 2012. Under these guidelines, our NEOs are expected to accumulate Company stock having a fair market value equal to the multiples of their applicable base salaries as shown in the table below.

Position	Multiple of Base Salary
CEO	5x
Other Executive Officers (including NEOs other than CEO)	2x

For purposes of these guidelines, shares held in trust or retirement accounts and restricted stock units (RSUs)—but not PSUs or SARs—count toward the ownership guidelines. Each executive officer is required to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after the effective date of the guidelines until the guidelines are satisfied. The Board also adopted stock ownership guidelines for directors, which are described in “Corporate Governance—Director Stock Ownership Guidelines”.

•	No further single trigger arrangements. The Compensation Committee has determined not to enter into any further agreements with executive officers that contain single trigger change of control benefits. As of December 31, 2014 no executive officer is entitled to single trigger change of control benefits (Our CEO and other NEO employment contracts, including the new employment agreement entered into with Mr. Baldwin effective as of December 13, 2014 (the “Baldwin Agreement”), condition change-of-control benefits (including equity award benefits) on termination without cause or a voluntary termination with “good reason” following a change in control (“double trigger”).

•	Uniform severance and change of control policy. We maintain a generally uniform policy with regard to severance payable to NEOs and other senior management. See “Executive Compensation—Uniform Severance and Change of Control Policies”.

•

Clawback policy.  Annual incentive bonuses paid to our NEOs are subject to being clawed back (i.e., repaid to the Company) if (1) there is a restatement of our financial statements for a fiscal year as to which a bonus was paid within three years following such fiscal year, other than a restatement due to changes in accounting principles or applicable law or a restatement due to any required change in previously reported results solely as a result of a change in the form of the Company’s ownership interest in any subsidiary, affiliate or joint venture, and (2) the Compensation Committee determines that a participant received an excess bonus for the applicable fiscal year. An excess bonus generally equals the difference between the bonus paid to the participant and the payment that would have been made based on the restated financial results.

•	Discretionary reduction of annual bonus. The Compensation Committee retains the right to reduce or eliminate any executive’s award under our Management Incentive Plan in its sole and absolute discretion if it determines that such a reduction or elimination is appropriate with respect to the executive’s performance or any other factors material to the plan.

•	No golden parachute tax gross ups. In the event that there is a change in control that triggers golden parachute excise taxes under Section 280G of the Internal Revenue Code, we are not obligated to provide tax gross up protection to any of our executive officers.

•	Prohibition on short sales, derivatives trading and pledging and hedging of Company securities. Our insider trading policy provides that certain employees (including our NEOs and other executive officers) and our directors may not enter into short sales of our securities or buy or sell exchange-traded options on our securities. Further, since December 2014, our insider trading policy prohibits pledging or hedging of our securities by NEOs, executive officers and directors.

Executive Compensation Process

Roles in Establishing NEO Compensation

The Compensation Committee is responsible for establishing, implementing and reviewing the compensation program for our executive officers, including our NEOs. In doing so, the Compensation Committee obtains recommendations from management with respect to the elements of NEO compensation, performance results, legal and regulatory guidance, and market and industry data that may be relevant in determining compensation. In addition, the Compensation Committee consults with our CEO regarding our performance goals, and our CEO periodically meets with the Chair of the Compensation Committee and our Lead Independent Director to discuss our CEO’s performance and that of other executive officers.

The Compensation Committee, among other things, determines compensation of our executive officers, determines the performance criteria and incentive awards to be granted pursuant to our Management Incentive Plan and administers and approves the granting of equity-based awards under our Equity Plan. The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, non-equity incentive awards, equity-based awards and other forms of compensation.

Our NEOs generally do not participate in determining the amount and type of compensation they are paid other than (i) in connection with negotiating their respective employment agreements; (ii) with respect to participation by our CEO in connection with determining the performance criteria under our Management Incentive Plan; and (iii) with respect to participation by our NEOs in recommending annual equity awards. Instead, the Compensation Committee’s assessment of the individual performance of our NEOs is based primarily on the Compensation Committee’s independent observation and judgment of the responsibilities, duties, performance and leadership skills of our NEOs as well as the Company’s overall performance.

Outside Consultants

The Compensation Committee periodically engages outside consultants on various compensation-related matters. The Compensation Committee has the authority to engage the services of independent legal counsel and consultants to assist the Committee in analyzing and reviewing compensation policies, elements of compensation, and the aggregate compensation to NEOs.

In 2014, the Compensation Committee received advice from Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, with respect to executive compensation related matters. FW Cook exclusively provides services to the Compensation Committee and does not provide any services to the Company other than on behalf of the Compensation Committee. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by FW Cook’s work for the Compensation Committee and the independence of FW Cook and its consultants from management of the Company. The assessment considered the following six factors: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees received from the Company by FW Cook, as a percentage of FW Cook’s total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultant with a member of the Compensation Committee; (v) any company stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultant or FW Cook with any of the Company’s executive officers. The Compensation Committee concluded that there are no such conflicts of interest that would prevent FW Cook from serving as an independent consultant to the Committee.

In 2014, the Compensation Committee also engaged Deloitte & Touche LLP to perform certain procedures in connection with the Compensation Committee’s review of the achievement of the financial goals set pursuant to the Management Incentive Plan and the corresponding non-equity incentive awards payable to our NEOs under such plan. Deloitte & Touche LLP did not provide advice to the Compensation Committee regarding the amount or form of executive officer compensation.

Assessing Compensation Competitiveness

In order to assess whether the compensation awarded to our NEOs is fair and reasonable, the Compensation Committee periodically gathers and reviews data regarding the compensation practices and policies of other public companies of comparable size in the gaming, hospitality and restaurant industries. The peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation opportunity provided to our NEOs is generally competitive with that provided to the executive officers of our peer group companies, and the Compensation Committee makes adjustments to compensation levels where appropriate based on this information. The peer group is used as a reference point by the Compensation Committee in its compensation decisions with respect to NEOs, but the Compensation Committee does not generally benchmark NEO compensation to any specific level with respect to peer group data.

The relevant information for members of the peer group is gathered from publicly available proxy statement data, and generally reflects only the compensation paid by these companies in years prior to their disclosure. When reviewing the compensation of the executive officers of the peer group, the Compensation Committee compares the market overlap, results of operations, and market capitalization of the peer group with ours. In addition, the Compensation Committee also reviews the total compensation, as well as the amount and type of each element of such compensation, of the executive officers of the peer group with duties and responsibilities comparable to those of our NEOs.

The current peer group selected by the Compensation Committee (the “Peer Group”) is composed of gaming, hospitality and restaurant companies that we consider competitors with us for business and/or executive management talent. In 2014, the Compensation Committee removed International Game Technology from the Peer Group, added Darden Restaurants, Starbucks and YUM! Brands and reviewed compensation data of the Peer Group. As set forth in the following table, we are near the 65th percentile as compared to the Peer Group with respect to revenues, the median on employee headcount, and below the median with respect to market capitalization. This data is generally based on SEC filings reflecting results through December 31, 2014 (employee data is from the most recent annual report).

Trailing Four Quarter Revenue ($ Millions)				Market Capitalization
		Employees (as of last 10-K)		as of 12/31/14 ($ Millions)		12-Month Average
Starbucks*	$17,011	YUM! Brands*	537,000	Starbucks*	$70,151	Las Vegas Sands	$58,155
Carnival	$15,884	Darden Restaurants*	206,489	Las Vegas Sands	$45,632	Starbucks*	$56,871
Las Vegas Sands	$14,584	Starbucks*	191,000	YUM! Brands*	$35,202	YUM! Brands*	$32,615
Marriott International	$13,796	Starwood Hotels &	181,400	Carnival	$34,180	Carnival	$30,919
		Resorts
YUM! Brands*	$13,279	Marriott International	123,500	Marriott International	$23,260	Wynn Resorts	$20,417
MGM Resorts International	$10,082	Carnival	94,100	Royal Caribbean Cruises	$16,783	Marriott International	$18,977
Caesars Entertainment	$8,464	MGM Resorts International	68,100	Wynn Resorts	$14,442	Starwood Hotels & Resorts	$15,041
Royal Caribbean Cruises	$8,074	Caesars Entertainment	68,000	Starwood Hotels & Resorts	$13,873	Royal Caribbean Cruises	$13,621
Darden Restaurants*	$6,423	Royal Caribbean Cruises	64,300	Wyndham Worldwide	$11,074	MGM Resorts International	$12,131
Starwood Hotels & Resorts	$5,983	Las Vegas Sands	48,500	MGM Resorts International	$10,676	Wyndham Worldwide	$9,693
Wynn Resorts	$5,434	Hyatt Hotels	45,000	Hyatt Hotels	$9,025	Hyatt Hotels	$8,895
Wyndham Worldwide	$5,281	Wyndham Worldwide	34,400	Darden Restaurants*	$7,939	Darden Restaurants*	$6,722
Hyatt Hotels	$4,415	Boyd Gaming	24,207	Caesars Entertainment	$1,531	Caesars Entertainment	$2,467
Boyd Gaming	$2,701	Penn National Gaming	17,397	Boyd Gaming	$1,386	Boyd Gaming	$1,257
Penn National Gaming	$2,591	Wynn Resorts	16,500	Penn National Gaming	$1,282	Penn National Gaming	$954
75th Percentile	$13,667		166,925		$31,450		$28,293
Median	$7,249		66,150		$14,157		$14,331
25th Percentile	$5,319		37,050		$8,211		$7,265

MGM Resorts International	64P		57P		36P		43P

Source: Standard & Poor’s Compustat.

*Added to the compensation peer group in 2014.

Note that International Gaming Technology was removed from the peer group for 2014.

Objectives of Our Compensation Program

The Compensation Committee’s primary objectives in setting total compensation and the elements of compensation for our NEOs are to:

•	attract talented and experienced NEOs and retain their services on a long-term basis;

•	motivate our NEOs to achieve our annual and long-term operating and strategic goals;

•	align the interests of our NEOs with the interests of the Company and those of our stockholders; and

•	encourage our NEOs to balance the management of long-term risks and long-term performance with yearly performance.

Elements of Compensation

In structuring our NEO compensation program, the Compensation Committee considers how each component motivates performance and promotes retention and sound long-term decision-making. The Compensation Committee also considers the requirements of our strategic plan and the needs of our business.

Our NEO compensation program consists of the following components, which are designed to achieve the following objectives.

Compensation Element	Objective
• Annual base salary	• Attract and retain executives by fairly compensating them for performing the fundamental requirements of their positions.

• Annual incentive bonus

•  Motivate executives to achieve specific annual financial and/or operational goals and objectives whose achievements are critical for near- and long-term success; reward executives directly in relationship to the degree those goals are achieved in a given year; and attract executives with an interest in linking their compensation rewards, including greater upside bonus potential, directly to higher corporate performance.

• Long-term incentives

•  Align executives’ long-term interests with stockholders’ interests and drive decisions and achieve goals that will help us to remain competitive and thrive in the competitive global gaming industry; attract executives with an interest in creating long-term stockholder value; reward executives for building and sustaining stockholder value; and retain executives both through growth in their equity value and the vesting provisions of our stock awards.

• Deferred compensation opportunities	• Promote retention and provide individual tax planning flexibility by providing opportunities to postpone receipt of compensation until the end of covered employment.
• Severance and change of control benefits; employment agreements	• Attract, retain and provide reasonable security to executives; encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

• Perquisites	• Provide a competitive level of perquisites, which in many cases may be provided at little or no cost to us as an owner and operator of full-service resorts.

Annual Base Salary and Employment Agreements

We have entered into employment agreements with each of our NEOs which determine their annual base salaries as described in the table below. Our NEO employment agreements do not provide for automatic salary increases after 2014. No salary increases were provided to Mr. Murren, Mr. Baldwin, Mr. Hornbuckle or Mr. Sanders in 2014.

NEO	2013 Base Salary	2014 Base Salary	Change YE 2013 to YE 2014	Future Increases Provided by Employment Agreement	Employment Agreement Term Expiration
Mr. Murren	$2,000,000	$2,000,000	No change	None	Dec. 31, 2016
Mr. D’Arrigo	$825,000 until Sept. 2013 $850,000 after Sept. 2013	$850,000 until Sept. 2014 $875,000 after Sept. 2014	$25,000	None	Sept. 11, 2015
Mr. Baldwin	$1,650,000	$1,650,000	No change	None	Dec. 12, 2018
Mr. Hornbuckle	$1,100,000 until Mar. 2013 $1,250,000 after Mar. 2013	$1,250,000	No change	None	Feb. 28, 2017
Mr. Sanders	$900,000 until Mar. 2013 $1,100,000 after Mar. 2013	$1,100,000	No change	None	Feb. 28, 2017

Annual Incentive Bonus

Fiscal Year 2014

Our NEOs are eligible for annual incentive bonuses under our Management Incentive Plan. As in previous years, each NEO’s target bonus was established as a percentage of base pay. Depending on Company performance, an executive may earn from 0% to 175% of his target bonus. The target bonus amounts are set forth in the table below.

The Compensation Committee again concluded that Adjusted EBITDA is a critical measure of Company performance and that annual bonuses should be based on the degree to which the Company achieved its Adjusted EBITDA target. For 2014, the Compensation Committee established the Adjusted EBITDA target at $2,234,300,000 (the “Adjusted EBITDA Target”). The Compensation Committee considered the Adjusted EBITDA Target to be rigorous, reflecting material year-over-year growth. At the time of adoption of the Adjusted EBITDA Target, the Compensation Committee further approved certain adjustments that were to be taken into account in computing Adjusted EBITDA. These adjustments, which are generally the same as those approved in prior years, are intended to ensure that Adjusted EBITDA is computed in a way that best takes into account the Company’s performance during the year. The approved adjustments are listed below.

In order for any award to be earned under the Management Incentive Plan in 2014, 70% of the Adjusted EBITDA Target must have been achieved. In the event that 70% of the Adjusted EBITDA Target was achieved, our NEOs would have been eligible to receive 50% of their target award. Between 70% and 100% achievement, the factor increased on a linear basis to 100% of target. From 100% to 120% of the Adjusted EBITDA Target, the achievement factor increased on a linear basis to 175%, except for Mr. Baldwin, whose bonus increased on a linear basis to 150% at 120% of the Adjusted EBITDA Target.

In 2014, Adjusted EBITDA as calculated for this purpose was $2,246,445,000, representing 100.5% of the Adjusted EBITDA Target. This resulted in each NEO receiving 102.0% of his target award, except for Mr. Baldwin who received 101.4% of his target award.

The following table sets forth the target percentages for each NEO and the actual bonus that was payable based upon the 102.0% factor described above (101.4% for Mr. Baldwin) as a result of the 100.5% achievement of the Adjusted EBITDA Target.

NEO	Applicable Base Salary	2014 Target Bonus (% of Base Salary)	2014 Target Bonus	2014 Actual Bonus	Actual Bonus as % of Target
Mr. Murren	$2,000,000	200%	$4,000,000	$4,081,536	102.0%
Mr. D’Arrigo	$850,000	150%	$1,275,000	$1,300,989	102.0%
Mr. Baldwin	$1,650,000	163.63%	$2,699,895	$2,736,585	101.4%
Mr. Hornbuckle	$1,250,000	150%	$1,875,000	$1,913,220	102.0%
Mr. Sanders	$1,100,000	150%	$1,650,000	$1,683,633	102.0%

For 2014, the following exclusions were approved to corporate consolidated Adjusted EBITDA: gains or losses from the sale of operating properties; joint venture or partnership interests or land; Adjusted EBITDA attributable to operations of assets for the period prior to their disposal or classification as discontinued operations; any write-down or write-up of the value of any portion of real estate or other capital assets or investments not disposed of; gains or losses on insurance proceeds related to asset claims; gains or losses arising out of acquisitions, sales or dispositions, or exchanges of our debt securities; any Harmon-related demolition costs; any success fees paid by us or our affiliates to third parties in connection with development activities, whether in the form of cash or carried interests in development ventures; gains or losses attributable to any consolidation of a joint venture or partnership in our financial statements; and Adjusted EBITDA attributable to any entity acquired by us during 2014.

The Compensation Committee may reduce or eliminate any participant’s award if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant’s performance or any other factors material to the goals, purposes, and administration of the Management Incentive Plan, including certain specified criteria that will be evaluated by the Compensation Committee in addition to an overall review of performance. In March 2015, Compensation Committee determined that it would not reduce or eliminate any of the participants’ awards for fiscal year 2014.

Fiscal Year 2015

For 2015, the Compensation Committee determined that Adjusted EBITDA continues to be a critical metric in measuring Company performance. The only changes to the structure of the bonus plan for 2015 are as follows: (i) the percentage of the Adjusted EBITDA Target that must be achieved in order for any award to be earned under the Management Incentive Plan has been increased to 80% of the Adjusted EBITDA Target; (ii) if 100% to 115% of the Adjusted EBITDA Target for 2015 is achieved, the achievement factor for calculating the bonus amount shall increase on a linear basis to 175%; (iii) the Adjusted EBITDA Target and the Adjusted EBITDA achieved for 2015 shall be adjusted to include, for MGM China Holdings Adjusted EBITDA, an amount equal to the target Adjusted EBITDA and actual Adjusted EBITDA multiplied by the Company’s percentage equity ownership in MGM China Holdings for the period (or relevant portion thereof to the extent such percentage changes during the year), respectively; (vi) in addition to the exclusions to corporate consolidated Adjusted EBITDA in 2014, corporate consolidated Adjusted EBITDA achieved in 2015 will not include gains or losses related to settlement of the Perini litigation and gains or losses related to New Jersey property tax credits or refunds relating to periods prior to 2015; and (v) an appropriate Adjusted EBITDA Target for 2015 has been selected. The 2015 target Adjusted EBITDA that was decided upon under the Management Incentive Plan is the same target Adjusted EBITDA set by management and approved by the Board in the budgeting process for 2015, and was adopted by the Compensation Committee within the first 90 days of 2015. In this regard, the Compensation Committee considered the Adjusted EBITDA projected by management for 2015 in relation to the prior year’s performance, general economic conditions, the competitiveness of our executive compensation within the industry, and the anticipated value of the services to be provided by the participants. Starting in 2015,

Mr. Baldwin will no longer have a different target bonus percentage and a different formula than the other non-CEO NEOs for calculating the percentage of his target bonus that is payable.

Long-Term Equity Incentives

The Compensation Committee determined that PSUs and RSUs would be granted to our NEOs in 2014.

The core PSU concept is that, while an executive is awarded a target number of shares to be paid at the end of a three-year cliff vesting period, (1) the actual number of shares earned depends on the performance of our stock price over the vesting period and (2) the target number of shares can only be earned if stock price appreciation is 25%.

Specifically, in order for the target number of shares to be paid (the “Target Shares”), the ending average stock price must equal the “Target Price,” which is defined as 125% of the beginning average stock price. No shares are issued unless the ending average stock price is at least 75% of the beginning average stock price, and the maximum payout is 160% of the Target Shares. Provided the ending average stock price is at least 60% of the Target Price, then the amount of Target Shares is multiplied by the Stock Performance Multiplier. The “Stock Performance Multiplier” equals the ending average stock price divided by the Target Price. For this purpose, the beginning and ending prices are based on the average closing price of our common stock over the 60-calendar day periods ending on the award date and third anniversary of the award date. In the case of a change in control, the ending stock price is based on the stock price as of the change in control.

By way of example, if the ending average stock price were only 90% of the Target Price, then only 90% of the Target Shares would be paid and, if the ending average stock price were 120% of the Target Price, then 120% of the Target Shares would be paid.

While PSUs provide some value even when the stock price declines (so long as the ending average stock price is 75% or more of the beginning average stock price), their design strongly magnifies the benefit of an increased stock price and the detriment of a decreased price. For example, a 25% share price decline over the three-year vesting period results in a participant receiving a final award worth only 36% of the award that would be delivered if the targeted stock price had been achieved (60% of the Target Shares would be delivered with each share having a value of only 60% of the Target Price).

In making grants of PSUs and RSUs to the NEOs in 2014, the Compensation Committee allocated approximately 75% in value of the awards to PSUs based on fair value at grant date. In the case of the CEO, the size of his award reflected the terms of his employment agreement, which provides that annual equity awards, subject to the Compensation Committee’s discretion to award a different amount, will have a target value of $3.5 million. With respect to the other NEOs, their employment agreements do not provide for any specific target amounts with respect to their equity awards. The Compensation Committee determined the size of their award through a process that evaluated their overall role in and contributions to the Company and other relevant factors, including competitive data.

In determining the size of the awards, the Compensation Committee does not take into account the value realized by a NEO during a fiscal year from equity awards granted during a prior year, believing that value realized by a NEO from any such equity award relates to services provided during the year of the grant or period of vesting. The Compensation Committee does not time the issuance or grant of any equity-based awards with the release of material, non-public information, nor do we time the release of material non-public information for the purpose of affecting the value of equity awards.

The Committee continues to believe that RSUs should comprise a portion of the executive’s long-term incentives as they meaningfully support retention. Each RSU entitles the holder to receive one share of our stock at vesting, assuming that the applicable performance target (described below) is satisfied. While the value of the RSUs fluctuates with Company performance (as reflected in the price of the Company stock), the RSUs retain some value even in situations where no PSUs are payable due to insufficient price performance, which structure encourages recipients to balance our short-term performance with the management of our long-term risks and long-term performance.

All RSUs granted to our NEOs in 2014 are subject to achievement of a performance target. This makes the awards eligible to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, so payments are not subject to the deduction limits that would otherwise apply under Section 162(m). In order for any such RSUs to be eligible to vest, our Adjusted EBITDA for the six-month period ending on June 30, 2015 must be at least 50% of the Adjusted EBITDA Target for such six-month period as determined for purposes of the Management Incentive Plan.

The Compensation Committee awarded equity-based compensation to our NEOs in 2014 as follows:

NEO	Grant Date	PSUs(1)	RSUs(1)	Grant Date Fair Value of Awards
Mr. Murren	10/6/2014	142,779	39,450	$3,499,993
Mr. D’Arrigo	10/6/2014	36,715	10,144	$899,999
Mr. Baldwin	10/6/2014	44,874	12,399	$1,100,018
Mr. Hornbuckle	10/6/2014	57,112	15,780	$1,400,005
Mr. Sanders	10/6/2014	50,993	14,089	$1,250,000

(1)	Vesting is subject to satisfaction of performance criteria, as described above.

Deferred Compensation Opportunities

Under our Nonqualified Deferred Compensation Plan (the “DCP”), our NEOs may elect to defer up to 50% of their base salary or 75% of the cash portion of their bonus on a pre-tax basis and accumulate tax-deferred earnings on their accounts. All of our NEOs, except Mr. Baldwin, are current participants in the DCP, but no deferrals were made by any such individuals under the DCP in 2014. See “Compensation Tables—Nonqualified Deferred Compensation”. We believe that providing our NEOs with this deferral option is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for us also is deferred. The plan allows NEOs to allocate their account balances among different measurement options which are used as benchmarks for calculating amounts that are credited or debited to their account balances (for tax reasons, no ownership interest in the underlying funds is acquired). Our NEOs are also eligible to participate in our retirement savings plan under Section 401(k) of the Internal Revenue Code.

Severance and Change of Control Benefits

We believe that severance protections, including in the context of a change of control transaction, are important in attracting and retaining key executive officers. In addition, we believe they help ensure leadership continuity and sound decisions in the interest of our long-term success, particularly at times of major business transactions. We have agreed to provide our NEOs with severance benefits in the event that their employment is terminated (1) by us for other than good cause, (2) by them for good cause, (3) by us as a result of their death or disability. Other than for equity awards that are not assumed as part of a change of control, no benefits are payable solely as a result of a change of control (i.e., in general, there are no single trigger benefits), and the Compensation Committee has determined not to enter into any future agreements with executive officers that contain single trigger change of control benefits. The only situation in which change in control benefits are potentially payable absent an executive’s termination is the case of equity awards in the event they are not assumed as part of the change of control. See “Executive Compensation—Estimated Benefits upon Termination”.

The Compensation Committee believes the services of our NEOs are extremely marketable, and that in retaining their services it is therefore necessary to provide assurances to our NEOs that we will not terminate their employment without cause unless we provide a certain level of severance benefits. When determining the level of the severance benefits to be offered, the Compensation Committee also considers competitive market practices and the period of time it would normally require an executive officer to find comparable employment.

Details of the specific severance benefits available under various termination scenarios for our NEOs as of December 31, 2014 are discussed below in “Executive Compensation—Estimated Benefits upon Termination”.

Perquisites and Other Benefits

We pay premiums and other expenses for group life insurance, short-term disability insurance, long-term disability insurance, and business travel insurance on behalf of our NEOs. As an owner and operator of full-service resorts, we are able from time to time to provide perquisites relating to hotel and related services, including security and in-town transportation, to our NEOs at little or no additional cost to us. We currently provide our NEOs with access to the fitness facilities located in the hotel where they are officed. In addition, for our convenience and the convenience of our NEOs, we provide complimentary meals for business purposes at our restaurants.

The Compensation Committee has approved limited tax gross ups for executive officers in two situations where it is economically advantageous to us or needed to make employees whole as a result of where we choose to do business. Through December 31, 2014, the Compensation Committee had approved tax gross up payments relating to executive health plan coverage, reflecting the facts that such coverage was previously insured (so that there was no additional tax cost to the executive officers) and our decision to convert our medical plans to self-funding. This conversion imposed an additional tax cost on executives (which we reimburse), but still resulted in lower overall costs to us. This tax gross-up was $43,841 in the aggregate for all NEOs in 2014.

Under certain circumstances, executive officers are required by us to perform services in states other than their states of employment. As a result, such officers may incur incremental income tax obligations to such other states. To the extent there is no tax credit available in the applicable state of employment (for example, in Nevada), we provide a gross-up of the incremental state income tax obligations resulting from our requiring such executives to work in states other than the state where their services are normally rendered. This puts the executives in the same economic position as though they had worked in their normal places of business. This tax gross-up was $10,633 in the aggregate for all NEOs in 2014.

Pursuant to his employment agreement, Mr. Murren is entitled to request the personal use of aircraft, but he must generally reimburse us for costs associated with such use to the extent the value of such use (as computed under SEC rules) exceeds $250,000. In addition, based on an independent threat assessment study provided to us by an outside firm, Mr. Murren is provided personal security services. The majority of the costs of these services consist of security personnel. Based on this study, we view the provision of security services to Mr. Murren as recommended by such study as a necessary and appropriate business expense. The costs of the services provided to Mr. Murren for security purposes falls within a competitive range based on cost of such services for the chief executive officers of the three other major Las Vegas based gaming/resort companies (Las Vegas Sands, Wynn Resorts, and Caesars Entertainment). The amounts for Mr. Murren are shown below in the Summary Compensation Table.

Other Compensation Matters

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), disallows a tax deduction to public companies for compensation over $1 million paid to such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer. Qualifying performance-based compensation is not subject to the $1 million deduction limitation if certain requirements are met. The Compensation Committee has determined that a substantial portion of the potential compensation payable to NEOs on an annual basis should be based on the achievement of performance-based targets or otherwise qualify as deductible under Section 162(m) of the Internal Revenue Code. Awards to these individuals under our Management Incentive Plan, awards outside of the Management Incentive Plan that are settled in bonus PSUs and annual grants of equity-based compensation they receive under our Equity Plan are intended to satisfy the requirements for qualifying performance-based compensation under Section 162(m) so that compensation paid pursuant to these awards and grants will be tax deductible. However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. In addition, the Compensation Committee reserves the right to use its judgment to authorize payment of compensation that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions, the performance of its employees, and other relevant factors.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. We believe that our pay philosophy provides an effective balance in cash and equity mix, short- and longer-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s exercise of discretion. Further, policies to mitigate compensation-related risk include vesting periods on long-term incentives, stock ownership guidelines, insider-trading prohibitions, and independent Compensation Committee oversight. Based upon this review, both for our executive officers and all other employees, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

DANIEL J. TAYLOR, Chair

MARY CHRIS GAY

ANTHONY MANDEKIC

ROSE MCKINNEY-JAMES

GREGORY M. SPIERKEL

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the years ended December 31, 2014, 2013 and 2012.

Name and Title	Year	Salary (A)	Stock Awards (B)	Non-Equity Incentive Plan Compensation (C)	All Other Compensation (D)	Total
James J. Murren	2014	$2,000,000	$3,499,993	$4,081,536	$601,630	$10,183,159
Chairman of the Board and Chief Executive Officer	2013 2012	2,000,000 2,000,000	3,465,994 3,376,308	4,961,689 3,241,483	563,743 1,023,686	10,991,426 9,641,477
Daniel J. D’Arrigo	2014	$857,514	$899,999	$1,300,989	$76,254	$3,134,756
Executive Vice President,	2013	834,890	891,258	1,535,022	41,329	3,302,499
Chief Financial Officer and Treasurer	2012	799,767	771,726	648,297	57,195	2,276,985
Robert H. Baldwin	2014	$1,650,000	$1,100,018	$2,736,585	$49,913	$5,536,516
Chief Design and Construction Officer and Director	2013 2012	1,650,000 1,650,000	1,089,292 964,665	3,132,638 2,187,916	57,619 100,042	5,929,549 4,902,623
William J. Hornbuckle, IV	2014	$1,250,000	$1,400,005	$1,913,220	$60,455	$4,623,680
President	2013	1,228,462	1,237,859	2,325,792	44,521	4,836,634
	2012	1,100,000	964,665	1,114,260	82,396	3,261,321

Corey I. Sanders	2014	$1,100,000	$1,250,000	$1,683,633	$12,041	$4,045,674
Chief Operating Officer	2013	1,069,605	1,089,292	2,046,697	11,862	4,217,456
	2012	864,643	964,665	861,019	50,266	2,740,593

(A)	See “Compensation Discussion and Analysis—Annual Base Salary and Employment Agreements”. For Mr. D’Arrigo, the amounts in this column do not reflect his annual salary rate at the end of 2014 because his salary increase became effective during September 2014 and not at January 1, 2014.

(B)

For 2014, consists of RSUs and PSUs. For the RSU awards to vest ratably over four years, our pre-tax income for the six months ending June 30, 2015 must be at least 50% of the Adjusted EBITDA Target as determined in the budget adopted by the Board for such period, excluding certain predetermined items. There are no thresholds or maximums (or equivalent items). The RSUs will be cancelled if such performance criterion is not met. At the grant date, we believed that it was probable that the performance criteria would be met and that each individual will remain employed through the date the grant would become fully vested by its terms, and accordingly, the full value of awards granted has been included in accordance with FASB ASC 718. Each PSU represents the right to receive between 0 and 1.6 shares of common stock depending upon the performance of the common stock from the grant date to the date that is three years after the grant date (the “Vesting Date”), relative to a target price (the “Target Price”). The Target Price is equal to 125% of the average closing price of our common stock over the 60-calendar-day period ending on the grant date. If the ending average stock price is less than 60% of the Target Price (the “Minimum Price”), then no shares will be issued on the Vesting Date. If the ending average stock price is equal to or greater than 160% of the Target Price (the “Maximum Price”), then 1.6 shares will be issued on the Vesting Date per PSU. If the ending average stock price is between the Minimum Price and the Maximum Price, then a number of shares will be issued on the Vesting Date per PSU equal to the ending average stock price divided by the Target Price. For this purpose, the ending average stock price is the average closing price of our common stock over the 60-calendar-day period ending on the Vesting Date. The grant date fair value for PSUs was computed in accordance with FASB ASC 718. These awards were valued using a Monte Carlo simulation model with assumptions as described in Note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2014, filed on March 2, 2015. The grant date fair values of the PSU awards assuming the highest performance condition would be achieved are $4.2 million, $1.1 million, $1.3 million, $1.7 million and $1.5 million for Mr. Murren, Mr. D’Arrigo, Mr. Baldwin, Mr. Hornbuckle and Mr. Sanders, respectively. See “Compensation Discussion and Analysis—Long-Term Equity Incentives”.

(C)	Consists of compensation under the Management Incentive Plan, including bonus PSUs as described in “Compensation Discussion and Analysis—CEO and Other NEO Compensation”.

(D)	All other compensation for 2014 consists of the following:

Name	Personal Use of Company Aircraft(1)	401(k) Match	Insurance Premiums and Benefits(2)	Other Perquisites(3)	Total Other Compensation
Mr. Murren	$212,417	$1,000	$66,130	$322,083	$601,630
Mr. D’Arrigo	36,876	1,000	38,378	—	76,254
Mr. Baldwin	—	1,000	48,913	—	49,913
Mr. Hornbuckle	471	1,000	48,351	10,633	60,455
Mr. Sanders	—	1,000	11,041	—	12,041

(1)	The amounts in this column represent the value of personal use of our aircraft, which was determined based on the aggregate incremental cost to us. Aggregate incremental cost was calculated based on average variable operating cost per flight hour multiplied by flight hours attributable to each NEO, less any amounts reimbursed by such NEO. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves, trip-related repair and maintenance costs, travel expenses for flight crew, landing costs, related catering and miscellaneous handling charges, divided by the aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, certain maintenance and inspections, depreciation, hangar rent, utilities, insurance and taxes are not included in aggregate incremental cost since these expenses are incurred by us irrespective of personal use of aircraft. If an aircraft flies without passengers before picking up or dropping off a passenger flying for personal reasons, then such “deadhead” segment is included in aggregate incremental costs.

(2)	The amounts in this column represent premiums and other expenses for group life insurance, short term disability insurance, long term disability insurance, business travel insurance, and health plan coverage, including gross-ups of associated taxes on health plan coverage (the gross-up amounts were $12,995, $8,970, $13,420, $7,013 and $1,443 for Mr. Murren, Mr. D’Arrigo, Mr. Baldwin, Mr. Hornbuckle and Mr. Sanders, respectively). See “Compensation Discussion and Analysis” for our Compensation Committee’s policy on gross-ups.

(3)	For 2014, Mr. Murren received $322,083 for personal security services. As was the case in prior years, based on an independent threat assessment study provided to us by an outside firm, Mr. Murren is provided personal security services. The majority of the costs of these services consist of security personnel. Based on this study, we view the provision of security services to Mr. Murren as recommended by such study as a necessary and appropriate business expense. The costs of the services provided to Mr. Murren for security purposes falls within a competitive range based on cost of such services for the chief executive officers of the three other major Las Vegas based gaming/resort companies (Las Vegas Sands, Wynn Resorts, and Caesars Entertainment).

Under certain circumstances, executive officers are required by us to perform services in states other than their states of employment. As a result, such officers may incur incremental income tax obligations to such other states. To the extent there is no tax credit available in the applicable state of employment (for example, in Nevada), we provide a gross-up of the incremental state income tax obligations resulting from our requiring such employees to work in states other than the state where their services are normally rendered. For 2014, this tax gross-up was $10,633 for Mr. Hornbuckle. As an owner and operator of full-service hotels, we are able to provide many perquisites relating to hotel and hotel-related services to the NEOs at little or no additional cost to us. In no case did the value of such perquisites, computed based on the incremental cost to us, exceed $10,000 per NEO in 2014.

Grants of Plan-Based Awards

The table below shows plan-based awards granted during 2014 to the NEOs. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” and “—Long-Term Equity Incentives” for a narrative description of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(A)			Estimated Number of Shares For Future Payouts Under Equity Incentive Plan Awards(B)			Grant Date Fair Value of Stock Awards(B)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Murren	N/A		$2,000,000	$4,000,000	$7,000,000	—	—	—	—
	10/6/2014	(C)	—	—	—	—	39,450	—	$875,001
	10/6/2014	(D)	—	—	—	85,667	142,779	228,446	2,624,992
Mr. D’Arrigo	N/A		637,500	1,275,000	2,231,250	—	—	—	—
	10/6/2014	(C)	—	—	—	—	10,144	—	224,994
	10/6/2014	(D)	—	—	—	22,029	36,715	58,744	675,005
Mr. Baldwin	N/A		1,349,948	2,699,895	4,049,843	—	—	—	—
	10/6/2014	(C)	—	—	—	—	12,399	—	275,010
	10/6/2014	(D)	—	—	—	26,924	44,874	71,798	825,008
Mr. Hornbuckle	N/A		937,500	1,875,000	3,281,250	—	—	—	—
	10/6/2014	(C)	—	—	—	—	15,780	—	350,000
	10/6/2014	(D)	—	—	—	34,267	57,112	91,379	1,050,005
Mr. Sanders	N/A		825,000	1,650,000	2,887,500	—	—	—	—
	10/6/2014	(C)	—	—	—	—	14,089	—	312,494
	10/6/2014	(D)	—	—	—	30,596	50,993	81,589	937,506

(A)	Any portion of the annual cash bonus earned by our NEOs that is in excess of 100% of their base pay is paid in the form of PSUs. See “Compensation Discussion and Analysis—CEO and Other NEO Compensation”.

(B)	See note (B) to the Summary Compensation Table above.

(C)	RSU award.

(D)	PSU award.

Outstanding Equity Awards at Fiscal Year-End

The table below shows outstanding equity awards of the NEOs as of December 31, 2014.

	Option/SAR Awards					Stock Awards (RSUs and PSUs)
	Number of Securities Underlying Unexercised Options/SARs			Option/SAR Exercise Price	Option/SAR Expiration Date	Shares or Units of Stock that Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested
Name	Exercisable	Un-exercisable				Number		Value(11)	Number		Value(12)
Mr. Murren	1,100,000(1)	—		$5.53	4/6/2016
	262,500(1)	—		11.36	10/4/2017
	196,875(1)	65,625	(6)	8.23	10/3/2018
						8,750	(2)(6)	$187,075
						41,786	(2)(9)	893,385
						31,888	(2)(10)	681,765
									39,450	(2)(8)	$843,441
									252,433	(3)	8,635,232
									123,752	(4)	2,434,156
									142,779	(5)	2,197,885
									104,293	(11)	1,516,248
Mr. D’Arrigo	30,000(1)	—		$19.00	10/6/2015
	33,000(1)	—		11.54	10/5/2016
	37,500(1)	—		11.36	10/4/2017
	262,500(1)	87,500	(7)	10.32	9/12/2018
						9,551	(2)(9)	$204,200
						8,200	(2)(10)	175,316
									10,144	(2)(8)	$216,879
									57,699	(3)	1,973,759
									31,822	(4)	625,921
									36,715	(5)	565,180
									25,003	(11)	363,503
Mr. Baldwin	187,500(1)	—		$11.54	10/5/2016
	750,000(1)	—		13.18	12/13/2017
	84,375(1)	28,125	(6)	8.23	10/3/2018
						3,750	(2)(6)	$80,175
						11,939	(2)(9)	255,256
						10,022	(2)(10)	214,270
									12,399	(2)(8)	$265,091
									72,124	(3)	2,467,209
									38,893	(4)	765,019
									44,874	(5)	690,766
									52,210	(11)	759,054
Mr. Hornbuckle	80,000(1)	—		$7.45	8/3/2016
	75,000(1)	—		11.36	10/4/2017
	84,375(1)	28,125	(6)	8.23	10/3/2018
						3,750	(2)(6)	$80,175
						11,939	(2)(9)	255,256
						11,389	(2)(10)	243,497
									15,780	(2)(8)	$337,376
									72,124	(3)	2,467,209
									44,197	(4)	869,332
									57,112	(5)	879,167
									37,883	(11)	550,749

	Option/SAR Awards					Stock Awards (RSUs and PSUs)
	Number of Securities Underlying Unexercised Options/SARs			Option/SAR Exercise Price	Option/SAR Expiration Date	Shares or Units of Stock that Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested
Name	Exercisable	Un-exercisable				Number		Value	Number		Value
Mr. Sanders	380,000(1)	—		$7.45	8/3/2016
	100,000(1)	—		11.36	10/4/2017
	84,375(1)	28,125	(6)	8.23	10/3/2018
						3,750	(2)(6)	$80,175
						11,939	(2)(9)	255,256
						10,022	(2)(10)	214,270
									14,089	(2)(8)	$301,223
									72,124	(3)	2,467,209
									38,893	(4)	765,019
									50,993	(5)	784,967
									33,337	(11)	484,663

(1)	SAR award.

(2)	RSU award.

(3)	PSU award scheduled to vest on 11/5/15. See note (B) to the Summary Compensation Table above.

(4)	PSU award scheduled to vest on 10/7/16. See note (B) to the Summary Compensation Table above.

(5)	PSU award scheduled to vest on 10/6/17. See note (B) to the Summary Compensation Table above.

(6)	Scheduled to vest on 10/3/15.

(7)	Scheduled to vest on 9/12/15.

(8)	Scheduled to vest in equal installments on each of 10/6/15, 10/6/16, 10/6/17 and 10/6/18.

(9)	Scheduled to vest in equal installments on each of 11/5/15 and 11/5/16.

(10)	Scheduled to vest in equal installments on each of 10/7/15, 10/7/16 and 10/7/17.

(11)	Bonus PSU award scheduled to vest on 3/3/17. See “Compensation Discussion and Analysis—CEO and Other NEO Compensation.”

(12)	Amounts determined based on the closing price of our common stock at December 31, 2014, which was $21.38. Amounts provided related to PSUs assumes that December 31, 2014 was the end of the performance period.

Option/SAR Exercises and Stock Vested

The following table shows option/SAR exercises and RSU vesting for the NEOs during 2014. For option/SAR awards, if any, the value realized is calculated as the difference between the market price on the date of exercise and the exercise price, times the number of options/SARs exercised. For RSUs, the value realized is calculated as the number of shares vested times the closing share price on the date vested.

	Stock Option/SAR Awards		Stock Awards (RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Murren	187,500	1,162,500	40,272	1,072,783
Mr. D’Arrigo	—	—	8,759	190,977
Mr. Baldwin	187,500	1,173,750	13,060	285,468
Mr. Hornbuckle	182,500	3,360,675	13,516	295,409
Mr. Sanders	50,000	701,500	13,060	285,468

Nonqualified Deferred Compensation

The following table shows nonqualified deferred compensation to the NEOs in 2014 under the DCP. See “Compensation Discussion and Analysis—Elements of Compensation—Deferred Compensation Opportunities” for a narrative description of the DCP.

	DCP
Name	Executive Contributions	Company Contributions	Aggregate Earnings(A)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Year End
Mr. Murren	$—	$—	$5,146	$—	$90,871
Mr. D’Arrigo	—	—	—	—	—
Mr. Baldwin	—	—	—	—	—
Mr. Hornbuckle	—	—	1,466	—	43,340
Mr. Sanders	—	—	—	—	—

Total	$—	$—	$6,612	$—	$134,212

(A)	None of these amounts was included as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

Estimated Benefits upon Termination

The following table indicates the estimated amounts that would be payable to each NEO upon a hypothetical termination as of December 31, 2014 under various termination scenarios, pursuant to the applicable employment agreements, policies and equity awards.

	Severance (A)	Vesting of Stock Options and SARs (B)(C)	Vesting of RSUs (B)(C)(D)	Vesting of PSUs (B)(C)(E)	Other (F)	Total
Death or Disability
Mr. Murren	$2,000,000	$862,969	$1,071,865	$11,349,724	$102,249	$15,386,807
Mr. D’Arrigo	218,750	967,750	214,741	2,671,772	—	4,073,013
Mr. Baldwin	825,000	369,844	345,479	3,320,335	—	4,860,658
Mr. Hornbuckle	625,000	369,844	373,295	3,475,430	—	4,843,569
Mr. Sanders	275,000	369,844	354,523	3,359,098	—	4,358,465

Company Terminates Without Good Cause
Mr. Murren	8,000,000	862,969	1,956,676	12,705,770	107,982	23,633,397
Mr. D’Arrigo	2,150,000	967,750	214,741	2,671,772	75,756	6,080,019
Mr. Baldwin	3,000,000	369,844	345,479	3,320,335	75,756	7,111,415
Mr. Hornbuckle	3,000,000	369,844	373,295	3,475,430	75,756	7,294,325
Mr. Sanders	2,750,000	369,844	354,523	3,359,098	18,900	6,852,365

NEO Terminates Without Good Cause/Company Terminates With Good Cause
Mr. Murren	—	—	—	—	—	—
Mr. D’Arrigo	—	—	—	—	—	—
Mr. Baldwin	—	—	—	—	—	—
Mr. Hornbuckle	—	—	—	—	—	—
Mr. Sanders	—	—	—	—	—	—

NEO Terminates With Good Cause
Mr. Murren	8,000,000	862,969	1,956,676	12,705,770	107,982	23,633,397
Mr. D’Arrigo	2,150,000	967,750	214,741	2,671,772	75,756	6,080,019
Mr. Baldwin	3,000,000	369,844	345,479	3,320,335	75,756	7,111,415
Mr. Hornbuckle	3,000,000	369,844	373,295	3,475,430	75,756	7,294,325
Mr. Sanders	2,750,000	369,844	354,523	3,359,098	18,900	6,852,365

Change of Control(G)
Mr. Murren	10,000,000	862,969	2,605,666	13,267,273	107,982	26,843,891
Mr. D’Arrigo	4,000,000	967,750	596,395	3,164,860	151,513	8,880,518
Mr. Baldwin	4,000,000	369,844	814,792	3,922,995	151,513	9,259,143
Mr. Hornbuckle	4,000,000	369,844	916,304	4,215,708	151,513	9,653,369
Mr. Sanders	4,000,000	369,844	850,924	4,017,195	37,800	9,275,763

(A)	This column does not include any unpaid prior year bonuses that were earned prior to the date of termination.

(B)	The value of outstanding RSUs, PSUs, stock options and SARs (including any accelerated or continued vesting that would occur under each of these termination scenarios) is based on the closing price of our common stock at December 31, 2014, which was $21.38. The calculation excludes any values attributable to SARs that are already vested.

(C)	For purposes of the calculation of any continued or accelerated vesting in respect of outstanding equity awards, (1) we have assumed that in connection with each NEO’s termination, such NEO was eligible for the maximum post-termination continued and accelerated vesting period applicable to each award, which may not be the case if an actual termination were to occur, and (2) we have treated continued vesting of awards in the same manner as accelerated vesting based on the stock price on December 31, 2014.

(D)	Assumes that the performance targets are achieved for performance-based RSUs.

(E)	Assumes that December 31, 2014 was end of performance period for PSUs.

(F)	For death or disability termination scenario, includes for Mr. Murren any reimbursement of group life insurance premiums and medical expenses to be provided under the disability scenario based on actual amounts paid in 2013and 2014 of $102,249 (presented within table above), and under the death scenario, a reimbursement of medical expenses to be provided based on actual amounts paid in 2014. Under all other scenarios for Mr. Murren, includes a reimbursement of group life insurance premiums, medical expenses and associated taxes and premiums for long-term disability insurance based on actual amounts paid in 2013 and 2014. For all other termination scenarios, includes for all NEOs the applicable lump sum payment for health and insurance benefits, as described below under “Uniform Severance and Change of Control Policies.”

(G)	Assumes each NEO’s employment terminates (other than as a result of a termination by the Company for good cause or by the NEO without good cause) in connection with a change of control. In general, no benefits are payable solely as a result of a change of control (i.e., in general, there are no single trigger benefits). The only situation in which change in control benefits are potentially payable absent an executive’s termination is the case of equity awards in the event they are not assumed as part of the change of control. In the event of such a triggering event occurring, the NEO would receive estimated benefits set forth in the columns entitled “Vesting of Stock Options and SARs,” “Vesting of RSUs” and “Vesting of PSUs”.

Uniform Severance and Change of Control Policies

In 2012, the Compensation Committee adopted a uniform severance policy for terminations by us without cause or by the applicable executive officer with good cause not in connection with a change of control (the “Severance Policy”). The Compensation Committee implemented the Severance Policy for all NEOs except Mr. Baldwin in November 2012, pursuant to a Memorandum Agreement re: Changes to Severance and Change of Control Policies that was entered into with each of them to amend their employment and related agreements (the “Severance Amendments”). Mr. Baldwin’s entitlement to severance benefits upon a termination by us without cause or by Mr. Baldwin with good cause not in connection with a change of control is governed by the provisions of the Baldwin Agreement effective as of December 13, 2014 and are identical to those provided pursuant to the Severance Policy. The benefits provided to NEOs under the Severance Policy (or with respect to Mr. Baldwin, pursuant to the Baldwin Agreement) are as follows:

Position	Non Change-of-Control Severance (termination by us without good cause or by NEO with good cause)
CEO	1.5x the sum of base salary and target bonus (subject to $8 million cap) and two years of continued vesting of unvested equity awards

Lump sum payment equal in value to 24 months of continued health and insurance benefits

Other Executive Officers (including NEOs other than CEO)

1.0x the sum of base salary and target bonus (subject to $3 million cap) and one year of continued vesting of unvested equity awards

Lump sum payment equal in value to 12 months of continued health and insurance benefits (1.5x cost of COBRA)

The Compensation Committee also adopted a uniform severance policy for terminations by us following a change of control (the “Change of Control Policy”) and implemented the Change of Control Policy for all NEOs pursuant to the Severance Amendments. The Change of Control Policy is the only source of change of control severance benefits for our NEOs. The benefits provided under the Change of Control Policy to our NEOs are as follows:

Position	Change-of-Control Severance (termination by us without good cause, or by executive officer with good cause, following change of control)
CEO	2.0x the sum of base salary and target bonus (subject to $10 million cap) and full vesting of unvested equity awards

Lump sum payment equal in value to 24 months of continued health and insurance benefits

Other Executive Officers (including NEOs other than CEO)

2.0x the sum of base salary and target bonus (subject to $4 million cap) and full vesting of unvested equity awards

Lump sum payment equal in value to 24 months of continued health and insurance benefits (1.5x cost of COBRA)

Death or Disability

If the employment of a NEO is terminated under his employment agreement by us as a result of death or disability, he (or his beneficiaries) will generally be entitled to receive the following:

•	salary for a 12-month period following termination for Mr. Murren, salary for a 6-month period following termination for Mr. Baldwin and Mr. Hornbuckle, and salary for a 3-month period following termination for the other NEOs (net of any applicable payments received from any short-term disability policy);

•	for Mr. Murren only, any unpaid bonus in respect of the most recently completed fiscal year;

•	for Mr. Murren only, a prorated portion of any bonus attributable to the fiscal year in which the death or disability occurs;

•	for Mr. Murren only, a lump sum amount equal to actual amounts paid in the prior 24 months for health benefits and life insurance premiums to be provided under the disability scenario, and a lump sum amount equal to actual amounts paid in the prior 24 months for health benefits to be provided under the death scenario; and

•	the following benefits with respect to outstanding equity awards:

•	with respect to all other vested but unexercised stock options, SARs or other stock-based compensation awards granted prior to September 12, 2011, continued exercise (to the extent applicable) generally for the 12 month period following termination;

•	with respect to SARs and RSUs granted on or after September 12, 2011, continued vesting, subject to satisfaction of any applicable performance criteria, and exercise (to the extent applicable) for 12 months after the termination date; and

•	with respect to PSUs not paid under the Bonus PSU Policy, pro-rata vesting based on the number of days employed prior to termination, plus an additional 12 months, subject to actual stock price performance over the performance period.

The above benefits are provided by the applicable NEO employment agreements, applicable equity award agreements and/or the annual bonus award under the Management Incentive Plan.

Termination by Company for Good Cause or by NEO Without Good Cause

If a NEO terminates his employment under his employment agreement without good cause, or we terminate such employment for good cause, then he would generally be entitled to receive the following:

•	for Mr. Murren only, any unpaid bonus in respect of the most recently completed fiscal year; and

•	vested but unexercised stock options, SARs or other stock-based compensation awards continue to remain exercisable (to the extent applicable) generally during the 90-day period following termination.

Obligations of the NEOs

Obligations of the NEOs under the employment agreements relating to confidentiality, providing services to competitors and others, and soliciting customers and Company employees continue after termination of employment, regardless of the reason for such termination (with some exceptions for certain NEOs upon a change of control of the Company or if the NEO terminates for good cause). With the exception of obligations relating to confidentiality, which are not limited by time, these restrictions generally continue for the 12-month period following termination (or for such period that remains in the term of the agreement if less than 12 months).

RECONCILIATIONS AND NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted Property EBITDA are non-GAAP financial measures. A reconciliation to the GAAP measures and other information can be found on pages 39 through 40 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015.

NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS

We intend to hold our 2016 annual meeting of stockholders in [—] 2016. Therefore, proposals of stockholders intended to be presented at the 2016 annual meeting of stockholders submitted in accordance with Rule 14a-8 of Regulation 14A under the Exchange Act, must be received by us on or before [—], 2015 in order to be considered by the Board for inclusion in the form of proxy and proxy statement to be issued by the Board for that meeting.

Our Amended and Restated Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2016 annual meeting of stockholders, must be received by us no earlier than [—], 2016 and no later than [—], 2016 and otherwise comply with the requirements in our Amended and Restated Bylaws. All such stockholder proposals and nominations should be submitted to the Secretary of the Company, by the stated deadline, at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. If we do not receive your proposal or nomination by the appropriate deadline and in accordance with the terms of our Amended and Restated Bylaws, then it may not properly be brought before the 2016 annual meeting of stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver by us of our right to do so in the future.

OTHER MATTERS

The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying WHITE proxy card intend to vote on those matters in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders are urged to vote via the Internet or by telephone by following the instructions in the WHITE proxy card or to complete and mail the WHITE proxy card in the accompanying pre-paid envelope.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

(866) 729-6818 (Toll Free)

Email: MGMResorts@Georgeson.com

Annex A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2015 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Name
Robert H. Baldwin
William A. Bible
Mary Chris Gay
William W. Grounds
Alexis M. Herman
Roland Hernandez
Anthony Mandekic
Rose McKinney-James
James J. Murren
Gregory M. Spierkel
Daniel J. Taylor

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the company, and the business address for each person is MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Name	Position
James J. Murren	Chairman of the Board and Chief Executive Officer
Daniel J. D’Arrigo	Chief Financial Officer, Treasurer & Executive Vice President
Robert H. Baldwin	Chief Design and Construction Officer, and Director
William J. Hornbuckle, IV	President
Corey I. Sanders	Chief Operating Officer
Phyllis A. James	Executive Vice President and Special Counsel
John M. McManus	Executive Vice President, General Counsel and Secretary
Robert C. Selwood	Executive Vice President and Chief Accounting Officer
Sarah Rogers	Vice President, Investor Relations

Information Regarding Ownership of Company Securities by Participants

The number of shares of company common stock held by our directors and named executive officers as of March 19, 2015 is set forth under the “Principal Stockholders” section of this Proxy Statement. The following table sets forth the number of shares held as of March 19, 2015 by our other employees who are deemed “Participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership
Name	Number	Percent
Phyllis A. James	64,031	*
John M. McManus	97,923	*
Robert C. Selwood	216,826	*
Sarah Rogers	597	*

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of company securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold March 19, 2013 to March 19, 2015

Name	Transaction Date	# of Shares	Transaction Description
Robert H. Baldwin	10/03/2013	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(1,574)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/05/2013	6,250	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/05/2013	(2,622)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	38,893	Grant of Performance Share Units
	10/07/2013	13,362	Grant of Restricted Stock Units
	11/05/2013	5,969	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(2,504)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/03/2014	52,210	Grant of Management Incentive Plan (“MIP”) Performance Share Units
	08/20/2014	187,500	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/20/2014	(160,527)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights

Name	Transaction Date	# of Shares	Transaction Description
	08/20/2014	(26,973)	Sale of Common Stock
	10/03/2014	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(1,574)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	44,874	Grant of Performance Share Units
	10/06/2014	12,399	Grant of Restricted Stock Units
	10/07/2014	3,340	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(1,402)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	5,970	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(2,505)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	51,068	Grant of MIP Performance Share Units

William A. Bible	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	5,185	Vesting of Restricted Stock Units and acquisition of Common Stock
	06/12/2013	7,778	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	02/21/2014	15,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	02/21/2014	(6,909)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	02/21/2014	(8,091)	Sale of Common Stock
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	5,691	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	06/05/2014	3,794	Vesting of Restricted Stock Units and acquisition of Common Stock

Daniel J. D’Arrigo	10/04/2013	1,250	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2013	(342)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/05/2013	1,100	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/05/2013	(301)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units

Name	Transaction Date	# of Shares	Transaction Description
	10/07/2013	31,822	Grant of Performance Share Units
	10/07/2013	10,933	Grant of Restricted Stock Units
	11/05/2013	4,775	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(1,306)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/03/2014	25,003	Grant of MIP Performance Share Units
	10/04/2014	1,250	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2014	(342)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	36,715	Grant of Performance Share Units
	10/06/2014	10,144	Grant of Restricted Stock Units
	10/07/2014	2,733	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(748)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	4,776	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(1,307)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	21,196	Grant of MIP Performance Share Units

Mary Chris Gay	02/06/2014	2,882	Grant of Restricted Stock Units
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	2,882	Vesting of Restricted Stock Units and acquisition of Common Stock

Alexis M. Herman	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	12,963	Vesting of Restricted Stock Units and acquisition of Common Stock
	08/21/2013	(11,220)	Sale of Common Stock
	08/21/2013	20,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/21/2013	(9,302)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/21/2013	15,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/21/2013	(10,799)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights

Name	Transaction Date	# of Shares	Transaction Description
	08/21/2013	10,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/21/2013	(7,372)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/22/2013	(12,100)	Sale of Common Stock
	08/22/2013	(5,200)	Sale of Common Stock
	08/22/2013	(227)	Sale of Common Stock
	03/14/2014	10,000	Exercise of Stock Options and acquisition of Common Stock
	03/14/2014	(8,114)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Stock Options
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/07/2014	5,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	11/07/2014	(2,931)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	11/07/2014	5,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	11/07/2014	(2,863)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	11/07/2014	(12,986)	Sale of Common Stock

Roland Hernandez	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	12,963	Vesting of Restricted Stock Units and acquisition of Common Stock
	02/21/2014	10,000	Exercise of Stock Options and acquisition of Common Stock
	02/21/2014	(7,870)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Stock Options
	02/21/2014	(2,130)	Sale of Common Stock
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and acquisition of Common Stock

William J. Hornbuckle, IV	08/08/2013	(22,758)	Sale of Common Stock
	08/08/2013	(14,173)	Sale of Common Stock
	10/03/2013	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(1,574)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units

Name	Transaction Date	# of Shares	Transaction Description
	10/07/2013	44,197	Grant of Performance Share Units
	10/07/2013	15,185	Grant of Restricted Stock Units
	11/05/2013	5,969	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(2,504)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/03/2014	37,883	Grant of MIP Performance Share Units
	03/05/2014	37,500	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	03/05/2014	(28,787)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	03/05/2014	145,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	03/05/2014	(79,654)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	03/05/2014	(74,059)	Sale of Common Stock
	10/03/2014	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(1,574)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	57,112	Grant of Performance Share Units
	10/06/2014	15,780	Grant of Restricted Stock Units
	10/07/2014	3,796	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(1,593)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	5,970	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(2,505)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	31,170	Grant of MIP Performance Share Units

Phyllis A. James	03/03/2013	1,064	Vesting of Restricted Stock Units and acquisition of Common Stock
	03/03/2013	(292)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/03/2013	875	Vesting of Restricted Stock Units and acquisition of Common Stock

Name	Transaction Date	# of Shares	Transaction Description
	10/03/2013	(240)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2013	750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2013	(206)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/05/2013	550	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/05/2013	(151)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	10,607	Grant of Performance Share Units
	10/07/2013	3,644	Grant of Restricted Stock Units
	11/05/2013	1,492	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(409)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	12/04/2013	5,500	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	12/04/2013	(3,855)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	12/04/2013	(1,645)	Sale of Common Stock
	08/22/2014	18,750	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/22/2014	(15,473)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	08/22/2014	(3,277)	Sale of Common Stock
	08/22/2014	(1,598)	Sale of Common Stock
	10/03/2014	875	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(240)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2014	750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2014	(206)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	12,238	Grant of Performance Share Units
	10/06/2014	3,381	Grant of Restricted Stock Units

Name	Transaction Date	# of Shares	Transaction Description
	10/07/2014	911	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(250)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	1,492	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(409)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units

Anthony Leo Mandekic	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	12,963	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and credit of Deferred Stock Units

Rose McKinney-James	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	12,963	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	08/16/2013	10,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/16/2013	(4,724)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/16/2013	15,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/16/2013	(10,969)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/16/2013	10,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/16/2013	(7,487)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/19/2013	(11,820)	Sale of Common Stock
	08/21/2013	5,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/21/2013	(2,326)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/22/2013	(2,674)	Sale of Common Stock
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and credit of Deferred Stock Units

Name	Transaction Date	# of Shares	Transaction Description
	08/11/2014	5,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/11/2014	5,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	08/11/2014	(5,130)	Common Stock surrendered to satisfy exercise price in connection with the exercise of Employee Stock Appreciation Rights
	08/11/2014	(4,870)	Sale of Common Stock
John M. McManus	03/03/2013	774	Vesting of Restricted Stock Units and acquisition of Common Stock
	03/03/2013	(212)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	05/15/2013	(3,000)	Sale of Common Stock
	05/15/2013	6,562	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	05/15/2013	(4,337)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	05/16/2013	(2,225)	Sale of Common Stock
	09/12/2013	(2,684)	Sale of Common Stock
	09/12/2013	12,500	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	09/12/2013	(8,405)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	09/13/2013	(4,095)	Sale of Common Stock
	10/03/2013	875	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(240)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2013	750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2013	(206)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/05/2013	500	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/05/2013	(137)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	24,750	Grant of Performance Share Units
	10/07/2013	8,503	Grant of Restricted Stock Units
	11/05/2013	2,089	Vesting of Restricted Stock Units and acquisition of Common Stock

Name	Transaction Date	# of Shares	Transaction Description
	11/05/2013	(572)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	02/21/2014	15,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	02/21/2014	(8,940)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	02/21/2014	(6,060)	Sale of Common Stock
	03/03/2014	8,282	Grant of MIP Performance Share Units
	10/03/2014	875	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(240)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2014	750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2014	(206)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	28,556	Grant of Performance Share Units
	10/06/2014	7,890	Grant of Restricted Stock Units
	10/07/2014	2,125	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(582)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	2,089	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(572)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	290	Grant of MIP Performance Share Units
James J. Murren	05/13/2013	250,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	05/13/2013	(155,993)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	05/14/2013	(94,007)	Sale of Common Stock
	09/10/2013	150,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	09/10/2013	(88,216)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	09/11/2013	(61,784)	Sale of Common Stock

Name	Transaction Date	# of Shares	Transaction Description
	10/03/2013	8,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(3,671)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2013	8,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2013	(3,671)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	123,752	Grant of Performance Share Units
	10/07/2013	42,517	Grant of Restricted Stock Units
	11/05/2013	20,893	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(8,765)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/03/2014	104,293	Grant of MIP Performance Share Units
	03/03/2014	(7,845)	Sale of Common Stock
	03/03/2014	(2,830)	Sale of Common Stock
	05/01/2014	187,500	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	05/01/2014	(160,722)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	05/01/2014	(26,778)	Sale of Common Stock
	10/03/2014	8,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(3,671)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2014	8,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2014	(3,671)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	142,779	Grant of Performance Share Units
	10/06/2014	39,450	Grant of Restricted Stock Units
	10/07/2014	10,629	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(4,459)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	20,893	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(8,765)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	97,829	Grant of MIP Performance Share Units

Name	Transaction Date	# of Shares	Transaction Description
Sarah Rogers	06/11/2013	5,625	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	06/11/2013	(4,999)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	06/19/2013	(313)	Sale of Common Stock
	08/16/2013	(313)	Sale of Common Stock
	10/07/2013	125	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2013	(34)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/08/2013	125	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/08/2013	(34)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	3,750	Grant of Stock Appreciation Rights
	10/07/2013	1,500	Grant of Restricted Stock Units
	11/06/2013	200	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/06/2013	(53)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	05/02/2014	1,875	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	05/02/2014	(1,147)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	05/02/2014	(500)	Sale of Common Stock
	05/09/2014	(228)	Sale of Common Stock
	10/06/2014	125	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/06/2014	(35)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	4,243	Grant of Stock Appreciation Rights
	10/06/2014	1,514	Grant of Restricted Stock Units
	10/07/2014	125	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(35)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/08/2014	375	Vesting of Restricted Stock Units and acquisition of Common Stock

Name	Transaction Date	# of Shares	Transaction Description
	10/08/2014	(103)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/06/2014	200	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/06/2014	(55)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
Corey I. Sanders	10/03/2013	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(1,123)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	38,893	Grant of Performance Share Units
	10/07/2013	13,362	Grant of Restricted Stock Units
	11/05/2013	5,969	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(2,504)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/03/2014	33,337	Grant of MIP Performance Share Units
	03/06/2014	20,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	03/06/2014	(9,281)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	03/06/2014	30,000	Exercise of Employee Stock Appreciation Rights and acquisition of Common Stock
	03/06/2014	(22,782)	Common Stock surrendered to satisfy exercise price and tax withholding obligations in connection with the exercise of Employee Stock Appreciation Rights
	03/06/2014	(17,745)	Sale of Common Stock
	10/03/2014	3,750	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(1,574)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	50,993	Grant of Performance Share Units
	10/06/2014	14,089	Grant of Restricted Stock Units
	10/07/2014	3,340	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(1,402)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	5,970	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(2,505)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	03/02/2015	27,430	Grant of MIP Performance Share Units

Name	Transaction Date	# of Shares	Transaction Description
Robert C. Selwood	10/03/2013	625	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2013	(171)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2013	1,250	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2013	(342)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/05/2013	1,100	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/05/2013	(301)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/07/2013	22,982	Grant of Performance Share Units
	10/07/2013	7,896	Grant of Restricted Stock Units
	11/05/2013	3,581	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2013	(980)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/03/2014	625	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/03/2014	(171)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/04/2014	1,250	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/04/2014	(342)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	10/06/2014	26,516	Grant of Performance Share Units
	10/06/2014	7,326	Grant of Restricted Stock Units
	10/07/2014	1,974	Vesting of Restricted Stock Units and acquisition of Common Stock
	10/07/2014	(540)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
	11/05/2014	3,582	Vesting of Restricted Stock Units and acquisition of Common Stock
	11/05/2014	(980)	Common Stock surrendered to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units
Gregory M. Spierkel	06/12/2013	9,485	Grant of Restricted Stock Units
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and credit of Deferred Stock Units

Name	Transaction Date	# of Shares	Transaction Description
Daniel J. Taylor	03/31/2013	2,281.37	Grant of Deferred Stock Units
	06/12/2013	9,485	Grant of Restricted Stock Units
	06/12/2013	12,963	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	06/30/2013	2,029.77	Grant of Deferred Stock Units
	09/30/2013	1,467.71	Grant of Deferred Stock Units
	12/31/2013	1,275.51	Grant of Deferred Stock Units
	03/31/2014	1,160.09	Grant of Deferred Stock Units
	06/05/2014	5,896	Grant of Restricted Stock Units
	06/05/2014	9,485	Vesting of Restricted Stock Units and credit of Deferred Stock Units
	06/30/2014	1,136.36	Grant of Deferred Stock Units
	09/30/2014	1,371.82	Grant of Deferred Stock Units
	12/31/2014	1,461.65	Grant of Deferred Stock Units

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in the proxy statement, to the company’s knowledge:

•	No Participant owns any securities of the company of record that such Participant does not own beneficially.

•	No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•	No associate of any Participant owns beneficially, directly or indirectly, any securities of the company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

•	No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company’s last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•	No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTION:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD	MGM RESORTS INTERNATIONAL 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [—]	PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.    The undersigned hereby appoints WILLIAM A BIBLE, ALEXIS M. HERMAN and ROLAND HERNANDEZ, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock of MGM RESORTS INTERNATIONAL which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Resorts International and at any adjournments or postponements thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof where discretion is permitted. The meeting will be held [ . ], located at [ . ], on [ . ], 2015, at [ . ] a.m., Pacific Time. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” each of the nominees named on the reverse side, “FOR” each of proposals 2 and 3 set forth on the reverse side and in the discretion of management with respect to such other business as may properly come before the meeting or adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature and Title, if applicable

Signature (if held jointly)

Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Stockholder Meeting to Be Held on [•].

The Proxy Statement and Annual Report for this meeting are available at:

[•]

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

					FOR	WITHHOLD	FOR ALL
					ALL	ALL	EXCEPT
1.	Election of Directors:

	01. Robert H. Baldwin	02. William A. Bible	03. Mary Chris Gay	04. William W. Grounds	☐	☐	☐
	05. Alexis M. Herman	06. Roland Hernandez	07. Anthony Mandekic	08. Rose McKinney James
	09. James J. Murren	10. Gregory M. Spierkel	11. Daniel J. Taylor

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

					FOR	AGAINST	ABSTAIN

2.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2015;				☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.				☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.